UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party Other Than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ARTISOFT, INC.

(Name of Registrant as specified in its charter)

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ARTISOFT, INC.

One Memorial Drive

Cambridge, Massachusetts 02142

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Artisoft, Inc. (the “Company”), which is to be held at our offices at 106 Cattlemen Road, Sarasota, Florida 34232, on Monday, April 3, 2006, commencing at 1:00 PM (Eastern Standard Time). The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.

This Notice of Annual Meeting and the Proxy Statement fully describes the purposes for the Annual Meeting, which include the following:

1.	To elect two Class I directors and two Class III directors, to serve until the annual meeting of stockholders in 2008 and 2009, respectively, or until their successors are duly elected and qualified;

2.	To approve amendments to our 2004 Stock Incentive Plan, as amended, to, among other things, increase the total number of shares that may be granted under the plan from 2,000,000 shares to 10,768,865 shares;

3.	To ratify the appointment of Vitale Caturano & Company Ltd. as our registered independent accountants for the fiscal year ending June 30, 2006;

4.	To approve an Amended and Restated Certificate of Incorporation to replace our current Certificate of Incorporation to effect, among other things, the following:

•	To change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.”;

•	To retire all authorized shares of our Series A Participating Preferred Stock, par value $1.00 per share, our Series B Convertible Preferred Stock, par value $1.00 per share, and our Series C Convertible Preferred Stock, par value $1.00 per share;

•	To increase the number of authorized shares of our common stock, par value $0.01 per share from 50,000,000 to 250,000,000;

•	To increase the number of authorized shares of our preferred stock, par value $1.00 per share from 20,000,000 to 30,000,000;

•	To remove the provisions in our current certificate of incorporation that require the approval of the holders of 80% of our common stock to approve certain corporate actions; and

5.	To transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.

Holders of over 80% of our common stock, and our Series D Convertible Preferred Stock, voting on an as-converted basis together with the holders of our common stock as a single class, have agreed to vote in favor of each of the proposals listed above and described in the accompanying proxy materials, pursuant to separate voting agreements by and between the Company and each such stockholder.

The Board has fixed Wednesday, February 22, 2006, as the record date (the “Record Date”) for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting at the Company’s offices, One Memorial Drive, Cambridge Massachusetts 02142, and it also will be available for inspection at the Annual Meeting.

Officers of the Company will be present to help host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

Sincerely,

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

March 10, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 3, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Artisoft, Inc. (the “Company”), a Delaware corporation, will be held at our offices at 106 Cattlemen Road, Sarasota, Florida 34232, on Monday, April 3, 2006, commencing at 1:00 PM (Eastern Standard Time).

The Annual Meeting will be convened for the following purposes:

1.	To elect two Class I directors and two Class III directors, to serve until the annual meeting of stockholders in 2008 and 2009, respectively, or until their successors are duly elected and qualified;

2.	To approve amendments to our 2004 Stock Incentive Plan, as amended, to, among other things, increase the total number of shares that may be granted under the plan from 2,000,000 shares to 10,768,865 shares;

3.	To ratify the appointment of Vitale Caturano & Company Ltd. as our registered independent accountants for the fiscal year ending June 30, 2006;

4.	To approve an Amended and Restated Certificate of Incorporation to replace our current Certificate of Incorporation to effect, among other things, the following:

•	To change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.”;

•	To retire all authorized shares of our Series A Participating Preferred Stock, par value $1.00 per share, our Series B Convertible Preferred Stock, par value $1.00 per share, and our Series C Convertible Preferred Stock, par value $1.00 per share;

•	To increase the number of authorized shares of our common stock, par value $0.01 per share from 50,000,000 to 250,000,000;

•	To increase the number of authorized shares of our preferred stock, par value $1.00 per share from 20,000,000 to 30,000,000;

•	To remove the provisions in our current certificate of incorporation that require the approval of the holders of 80% of our common stock to approve certain corporate actions; and

5.	To transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of the Company’s 2005 Annual Report to Stockholders, which includes audited financial statements, is also enclosed with this notice.

Only stockholders of record on Wednesday, February 22, 2006, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting in the Company’s offices at One Memorial Drive, Cambridge Massachusetts 02142, and it also will be available for inspection at the Annual Meeting.

Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.

By Order of the Board of Directors,

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

March 10, 2006

ARTISOFT, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 3, 2006

DATE, TIME AND PLACE OF MEETING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Artisoft, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponement or adjournment thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at our offices at 106 Cattlemen Road, Sarasota, Florida 34232, on Monday, April 3, 2006, commencing at 1:00 PM (Eastern Standard Time). The board has fixed Wednesday, February 22, 2006 as the record date (the “Record Date”).

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the “Annual Report”) accompanies this Proxy Statement. This Proxy Statement and Annual Report are first being mailed on or about March 10, 2006, to the holders of our outstanding Common Stock and Series D Convertible Preferred Stock (the “Series D Preferred Stock”) as of the Record Date. Stockholders should review the information provided herein in conjunction with the Annual Report. The Company will furnish additional copies of this Proxy Statement and/or the Annual Report free of charge to any Company stockholder or beneficial owner as of the Record Date who has submitted a written request to: Artisoft, Inc., One Memorial Drive, Cambridge Massachusetts 02142, Attn: Chief Financial Officer.

The Company’s principal executive offices are located at One Memorial Drive, Cambridge, Massachusetts, 02142 and its telephone number is (617) 354-0600.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. Stockholders have the unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary, at the Company’s headquarters, a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

All shares represented by valid proxies at the Annual Meeting, unless the stockholder otherwise specifies, will be voted “FOR” the proposals (1) through (4) described in the Notice of Annual Meeting and at the discretion of the proxy holders with respect to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Annual Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be cast accordingly.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company had issued and outstanding approximately 45,808,862 shares of Common Stock held by approximately 230 stockholders of record. The Company had issued and outstanding an aggregate of 5,000 shares of Series D Preferred Stock, which was convertible into an aggregate of 4,166,667 shares of Common Stock as of the Record Date. Each share of Common Stock and Series D Preferred Stock is entitled to one vote. The holders of our Common Stock vote together as a single class with the holders of our Series D Preferred Stock, with the holders of the Series D Preferred Stock voting on an as-converted basis.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock and the holders of the outstanding shares of Series D Preferred Stock, voting together with the Common Stock as a single class, on an as-converted basis (the “Voting Stock”) is necessary to constitute a quorum. If less than a majority of the outstanding shares of Voting Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Voting Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, the Company will select an inspector of elections for the Annual Meeting. Such inspector will determine the number of shares of Voting Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Under Delaware law, abstentions and broker “non-votes,” which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present, but will not be counted as votes cast.

VOTE REQUIRED

For Proposal 1 the nominee receiving the greatest number of votes cast by those entitled to vote will be elected. For Proposal 4, an affirmative vote of the 80% of the Voting Stock is necessary. For all other proposals, the affirmative vote of the holders of a majority of the Company’s Voting Stock, represented in person or by proxy, is required for approval of the proposal.

Please note, that pursuant to separate voting agreements between the Company and certain of our stockholders, which collectively hold more than 80% of the Company’s Voting Stock, such stockholders have agreed to vote “For” each of the proposals. As a result, the approval of Proposals 1 through Proposal 4 is assured.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, with each class of directors elected annually for a term of three years. The Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2008. The Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2009. The Class II directors serve until the annual meeting of stockholders to be held at a subsequent date in fiscal year 2007. In each case, our directors serve until their respective successors have been elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

At the Annual Meeting, two individuals will be elected as Class I directors, to serve until the annual meeting in 2008 and until their successors are duly elected and qualified and two individuals will be elected as Class III directors, to serve until the annual meeting in 2009 and until their successors are duly elected and qualified. The nominees for election at the Annual Meeting as Class I directors of the Board are Michael P. Downey and Francis E. Girard. The nominees for election at the Annual Meeting as Class III directors are John W. Watkins and Matthew J. Rubins.

Under the Company’s bylaws, directors are elected by a majority of the outstanding shares of Voting Stock present in person or represented by proxy at the Annual Meeting. Proxy holders may not vote proxies for a greater number of individuals than the nominees named. Unless otherwise instructed, the proxy holders will vote proxies for the nominees.

Please note that pursuant to separate voting agreements between the Company and certain of our stockholders, which collectively hold more than 80% of the Company’s Voting Stock, such stockholders have agreed to vote for this Proposal. As a result, approval of this Proposal is assured.

The Board unanimously recommends a vote “FOR” the election of Messrs. Downey and Girard as Class I directors and “FOR” the election of Messrs. Watkins and Rubins as Class III directors.

Our Board of Directors

For each member of our Board, including the nominees for election as the Class I directors and Class III directors, there follows information given by each concerning:

•	each director’s age;

•	all positions or offices, including committee memberships, held by each director;

•	each director’s length of service as a director of the Company;

•	each director’s principal occupation and business experience for at least the past five years; and

•	the names of other public reporting companies of which the director serves as a director.

Name	Age	Position	Class to which Director Belongs	Committees on which Director Serves
Michael P. Downey*	58	Director	I	Audit Committee (Chair), Compensation Committee and Nominating Committee (Chair)
Francis E. Girard*	65	Director	I	Audit Committee, and Compensation Committee (Chair), and Nominating Committee

Name	Age	Position	Class to which Director Belongs	Committees on which Director Serves
William Y. Tauscher	55	Chairman, President and Chief Executive Officer	II	—
Robert J. Majteles	41	Director	II	—
R. Randy Stolworthy	48	Director	II	Audit Committee
John W. Watkins*	44	Director	III	Compensation Committee
Matthew J. Rubins*	37	Director	III

*	Nominees for election to Board of Directors.

There are no family relationships among any of our directors, nominees for director and executive officers.

Board of Directors

Classified Board. Our Board is divided into three classes with one class of directors elected annually for a term of three years. Each class serves staggered three-year terms as follows:

•	The Class I directors are Michael P. Downey and Francis E. Girard. The Class I directors were to serve until the annual meeting of stockholders to be held during the fiscal year ended June 30, 2005;

•	The Class II directors are William Y. Tauscher, Robert J. Majteles and R. Randy Stolworthy. The Class II directors serve until the annual meeting of stockholders to be held during the fiscal year ending June 30, 2007; and

•	The Class III directors are John W. Watkins and Matthew J. Rubins. The Class III directors serve until the annual meeting of stockholders to be held during the fiscal year ending June 30, 2006.

Board Structure. Our Board currently consists of (1) the Chief Executive Officer of the Company, serving as a Class II director (currently William Y. Tauscher), (2) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series B Investors”) that are parties to the Stock Purchase Agreement, dated as of August 8, 2001, that were acquired upon the conversion of the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) held by them, pursuant to the terms of a Consent, Waiver and Amendment Agreement, dated September 25, 2004 (the “2004 Consent”), acting as a single class (currently Robert J. Majteles), (3) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series C Investors”), that are parties to the Stock Purchase Agreement, dated as of June 27, 2003, as amended, that were acquired upon the conversion of the shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) held by them, pursuant to the terms of the 2004 Consent, acting as a single class (currently R. Randy Stolworthy), (4) two members serving as Class III directors designated in writing by M/C Venture Partners V, L.P. and its affiliates (collectively, “M/C Venture Partners”) (currently John W. Watkins and Matthew J. Rubins), and (5) two non-executive members serving as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board (reflected by approval of the Board or its nominating or corporate governance committee) of a written designation by M/C Venture Partners, provided that each such non-executive member has relevant industry experience (each, an “Industry Director”) (currently Michael P. Downey and Francis E. Girard).

After March 28, 2006, the members of the Board must consist of, and we agreed to nominate for election, (1) the Chief Executive Officer of the Company, who will serve as a Class II director, (2) one member who will serve as a Class II director designated by the written consent of (a) Special Situations Fund III, L.P. and its affiliates (collectively, “SSF”), so long as SSF continues to beneficially own at least 50% of the shares of Common Stock acquired by SSF upon the conversion of the shares of Series B Preferred Stock held by it, pursuant to the terms of the 2004 Consent or (b) in the event that SSF is not entitled to appoint a director, the majority-in-interest of the shares of Common Stock held by the Series B and Series C Investors that were acquired by them upon the conversion, pursuant to the terms of the 2004 Consent, of the shares of Series B

Preferred Stock and Series C Preferred Stock held by them, acting as a single class, (3) two members who will serve as Class III directors designated in writing by M/C Venture Partners and (4) three Industry Directors who will serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board.

Nominees for Election to the Board

Class I Directors (Terms to expire at 2008 Annual Meeting)

Michael P. Downey. Mr. Downey has served on our Board since February 1997. From March 2000 until June 2000, Mr. Downey served as our interim President and Chief Executive Officer. Mr. Downey currently is a private investor and executive consultant. From 1995 until 1997, Mr. Downey served as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, also referred to as NPB, a medical manufacturing company. Mr. Downey served as Vice President and Chief Financial Officer of NPB from 1989 until 1995 and in other capacities for NPB from 1986 until 1989. Prior to his employment by NPB, Mr. Downey was Vice President of Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives, and he had several years experience in accounting management positions with General Motors Corporation. Mr. Downey is also a member of the board of directors of Emulex Corporation, a NYSE listed company that designs and manufactures software- and hardware-based network access products and First Consulting Group, Inc., a consulting integration and management company for the healthcare and pharmaceutical industries that is listed on The Nasdaq National Stock Market.

Francis E. Girard. Mr. Girard has served on our Board since October 1998. Mr. Girard currently serves as senior advisor to Comverse Network Systems, a manufacturer of computer and telecommunications systems and a subsidiary of Comverse Technologies, Inc. He also served as Vice Chairman of Comverse Technologies, Inc. from 2001 to 2004 and served as Chief Executive Officer from 1998 until January 2001. From 1996 to 1998, Mr. Girard served as President and Chief Executive Officer and as a director of Boston Technology, Inc., a provider of communications and information processing systems. Previously, Mr. Girard has also served as Vice President of Sales, Marketing and Support of NEC Information Systems, Inc.

Class III Directors (Terms to expire at 2009 Annual Meeting)

John W. Watkins. Mr. Watkins has served on our Board since October 2005, when he was appointed to fill the remaining term of Mr. John P. Ward. Prior to joining M/C Venture Partners in 2004, Mr. Watkins co-founded Telegraph Hill Communication Partners, a private equity firm focused in the media, communication services and information technology industries, and was with the firm from January 2001 to June 2003. From 1989 to 2001 he was a member of J.P. Morgan Capital, where he led the firm’s private equity investment effort in communications and media-related industries and served on the Investment Committee and board of directors. Prior to joining J.P. Morgan Capital, Mr. Watkins was an Associate in J.P. Morgan’s Corporate Finance group and an Investment Banking Analyst at E.F. Hutton and Company.

Matthew J. Rubins. Mr. Rubins has served on the Board since September 2004. Mr. Rubins has been a general partner of M/C Venture Partners, a private equity firm, since 1997. Prior to joining M/C Venture Partners, he was an Assistant Vice President with Deutsche Morgan Grenfell Technology Group. Previously, Mr. Rubins was a financial analyst and then Associate in the media and telecommunications groups at Donaldson, Lufkin & Jenrette.

Continuing Members of the Board

Class II Directors (Terms to expire at 2007 Annual Meeting)

William Y. Tauscher. Mr. Tauscher has served as Chairman of the Board since February 2004 and as our Chief Executive Officer since September 2004. Mr. Tauscher has served as the managing member of The Tauscher Group since 1999, which invests and assists in the management of enterprises in various industries.

Before founding The Tauscher Group, Mr. Tauscher served as chairman and CEO of Vanstar Corporation (formerly ComputerLand Corporation) until 1999, having led the group that acquired ComputerLand in 1987. He currently serves on several boards of directors, including Safeway Corporation, a $30 billion NYSE listed company, and holds controlling investments in a number of successful private companies.

Robert J. Majteles. Mr. Majteles has served on our Board since August 2002. Mr. Majteles founded Treehouse Capital, LLC, an investment firm focused on blending value and growth investment disciplines to make active investments in later-stage technology companies. Treehouse Capital is a joint venture between Mr. Majteles and SSF, an affiliate of Austin W. Marxe and David M. Greenhouse. In October of 2005, Mr. Majteles became a member of Coral’s Momentum Fund Management Partners, LLC, the general partner of Coral’s Momentum Fund, Limited Partnership (“Coral”). From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions. Mr. Majteles is a member of the Board of World Heart Corporation (NASDAQ: WHRT), a global medical device company, Adept Technology, Inc. (NASDAQ: ADEO), a leading manufacturer of flexible automation for the semiconductor, life sciences, electronics and automotive industries and Unify Corporation, (NASDAQ: UNFY) a developer of business process automation solutions including market leading applications for specialty markets within the insurance industry.

R. Randy Stolworthy. Mr. Stolworthy has served on our Board since September 2004. Mr. Stolworthy has been a Managing Member of RRS & Company, a real estate investment and development company since 1992. Prior to RRS & Company, Mr. Stolworthy was President and CEO of NZ Corporation and CEO of Bridge Financial Corporation, a subsidiary of NZ Corporation. Previously, he co-founded Voicelink Data, which merged with Digital Systems International in 1991. Prior to Voicelink Data Services, Mr. Stolworthy was a general partner and manager of the Seattle office for FBS Venture Capital Company. Mr. Stolworthy is also a co-manager of the managing partner of Pathfinder Ventures.

Board and Committee Meetings

During the fiscal year ended June 30, 2005, our Board met seven times. During the period during which each director served as a director, each director attended at least 75% of the Board meetings and 75% of the meetings held by all of the committees on the Board on which that director served.

Our Board has a standing audit committee, which monitors and reviews our financial statements and the underlying reporting policies and internal controls, recommends the selection of our registered independent accountant, and reviews whether non-audit services provided by the registered independent accountant undermine the auditor’s independence. The audit committee met 12 times during the fiscal year ended June 30, 2005. The current members of the audit committee are Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy.

Our Board has a standing compensation committee, which reviews and approves executive officer compensation including for our chief executive officer. The compensation committee also administers our bonus and incentive plans and programs, including stock option and stock purchase plans. The compensation committee met eight times during the fiscal year ended June 30, 2005. The current members of the compensation committee are Michael P. Downey, Francis E. Girard, and John W. Watkins.

Our Board has a standing nominating committee, which selects the individuals to be nominated by our Board for election as directors at our annual meeting of stockholders and oversees the evaluation of our Board and management. The nominating committee met six times during the fiscal year ended June 30, 2005. The nominating committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Company’s corporate secretary, at our principal offices, who will forward such recommendations to the nominating committee for consideration. The current members of the nominating committee are Michael P. Downey and Francis E. Girard.

We do not have a policy with respect to attendance by the directors at the annual meetings of stockholders. Last year all members of the Board attended the annual meeting. Each member of the Board has indicated his intent to attend the 2006 annual meeting.

Communications with Directors

Our Board does not provide a formal process by which stockholders may send communications to the Board. Our largest stockholder currently owns approximately 53.9% of our Voting Stock and will own 54.4% of our Voting Stock after the amended and restated certificate of incorporation (the “Amended and Restated Charter”) is filed which will, among other things, increase the number of authorized shares of our Common Stock from 50,000,000 to 250,000,000 (the “Capitalization Amendment”). Consequently, our Board does not believe it is necessary to formalize such a communication process. However, you may communicate with the Company or request information at any time by contacting Investor Relations at (617) 354-0600.

Code of Business Conduct and Ethics

On November 2, 2004, we approved a Code of Business Conduct and Ethics, within the meaning of Item 406(b) of Regulation S-K, which applies to our directors, officers and employees. A complete copy of the Code of Business Conduct and Ethics is posted on our website at www.artisoft.com under “Company / Investor Relations.” We will disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Involvement in Certain Legal Proceedings

Our Senior Vice President of Sales, Richard N. Anderson, served as Vice Chief Executive Officer of Temtex Industries, Inc. from July 2002 until October 2003. That company filed for Chapter 11 Bankruptcy Protection on May 2, 2003.

Committees of the Board

Audit Committee. The audit committee consists of Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy, all of whom have been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. Mr. Downey serves as the chair of this committee and as the audit committee financial expert. Mr. Downey is an “audit committee financial expert,” as defined by the rules and regulations of both the Securities and Exchange Commission (the “Commission”) and NASDAQ. The audit committee has oversight responsibility for the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The audit committee monitors the independence and performance of our registered independent accountants and internal auditing department. The audit committee also provides an avenue of communication among the registered independent accountants, management, our internal auditing department and our Board. Our audit committee has the authority to conduct investigations appropriate to fulfill its responsibilities, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Compensation Committee. The compensation committee consists of Michael P. Downey, Francis E. Girard, and John W. Watkins. Messrs. Downey and Girard have been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. The compensation committee recommends the compensation of our Chief Executive Officer to our Board. The compensation committee also reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, bonus, other perquisites and option grants under our stock incentive plans.

Nominating Committee. The nominating committee consists of Michael P. Downey and Francis E. Girard, each of whom has been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. Mr. Downey serves as the chair of this committee. The nominating committee identifies qualified individuals to become members of the Board and oversees the evaluation of our Board and management.

Compensation of Directors

Standard. Directors who are not employees of the Company receive a $10,000 annual retainer. All directors receive an additional $2,000 annual retainer for each committee of the Board on which they serve as Chairman, plus $1,000 per Board meeting attended and $700 per committee meeting attended ($400 for telephonic Board or committee meetings). Directors are eligible to receive awards under our 2004 Stock Incentive Plan (the “Plan”), however, the Plan does not provide for the automatic grant of stock options to our non-employee directors. We expect that from time to time, in our discretion, we will grant equity awards to our non-employee directors under the Plan under such terms consistent with the plan as we deem appropriate at the time of those grants. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or committees of the Board other than their compensation as employees.

Chairman of the Board. In connection with Mr. Tauscher’s election as a director and as Chairman of the Board and consistent with our policies then in effect for awarding options to our directors, we granted Mr. Tauscher options to purchase 5,833 shares of our Common Stock at a per share exercise price equal to $2.55. This award consisted of options to purchase 3,333 shares due to Mr. Tauscher’s election as a director and options to purchase 2,500 shares due to Mr. Tauscher’s election as Chairman of the Board. These options have a ten-year term and vest in three equal annual installments commencing on February 20, 2005, unless a change in control of the Company occurs, in which case they become 100% vested and exercisable. In addition, under a prior consulting arrangement with us, we granted Mr. Tauscher options to purchase an additional 77,500 shares of our Common Stock at a per share exercise price equal to $2.55 and, prior to his election as Chief Executive Officer, paid Mr. Tauscher a monthly cash retainer in the amount of $10,000. These options also have a ten-year term and vest in three equal annual installments commencing February 20, 2005, unless a change in control of the Company occurs, in which case, they will become 100% vested and exercisable. On March 26, 2004, we granted Mr. Tauscher additional ten-year options to purchase 500,000 shares of Common Stock for service under a consulting agreement that was in place until his election as Chief Executive Officer. These options vest as to 25% of the shares subject to the options on March 26, 2005, with the remaining shares vesting in equal monthly installments over the succeeding 36 months. In addition, on September 28, 2004, we granted to Mr. Tauscher options to purchase 1,800,000 shares of Common Stock for service as Chief Executive Officer. The per share exercise price of all of these options is $0.97, being the per share sale price of the Common Stock sold by us in our September 2004 financing. The options have a ten-year term and vest in equal monthly installments over the four-year period commencing September 28, 2004. The change in control of our Company pursuant to an equity financing in 2004 did not result in an acceleration of Mr. Tauscher’s options.

Procedures for Stockholder Nominations for Directors

The current certificate of incorporation (the “Current Charter”) and our bylaws do not contain any procedures whereby stockholders may recommend nominees for director. Consequently, the ability to nominate a director to our Board is governed by the contractual rights discussed above. However, our bylaws provide that the Board (subject to such contractual rights) will fill any vacancy in our Board. Candidates, even those proposed by the stockholders as discussed above, should display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. We do not pay and do not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10%

stockholders are required by the Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended June 30, 2005, with the exception of Forms 3 filed on behalf of Peter Bailey and Scott Pickett in November 2004 and a Form 3 for John W. Watkins in October 2005.

MANAGEMENT

The following table sets forth information concerning our executive officers and directors as of June 30, 2005:

Name	Age	Position
William Y. Tauscher	55	Chief Executive Officer, President and Chairman of the Board
Richard N. Anderson	48	Senior Vice President of Sales, Marketing and Support
Peter H. Bailey	33	Senior Vice President of Business Development
Duncan G. Perry	42	Chief Financial Officer
Scott K. Pickett	43	Chief Technology Officer
Michael P. Downey	58	Director
John W. Watkins	44	Director*
Francis E. Girard	65	Director
Matthew J. Rubins	37	Director
Robert J. Majteles	41	Director
R. Randy Stolworthy	48	Director

*	John W. Watkins was not elected to our Board until October 2005. Mr. Watkins replaced John P. Ward, who was a director of our Company until resigning in October 2005.

William Y. Tauscher. Please see Mr. Tauscher’s biography beginning on page 5.

Richard N. Anderson. Mr. Anderson joined the Company in January 2005 as Senior Vice President of Sales, Marketing and Support. Prior to joining Vertical Networks, Inc. (“Vertical Networks”), he was the Executive Vice President and General Manager of CFM Corporation, a leading integrated manufacturer of home products. He was with CFM Corporation from October 2003 until January 2005. Previously, Mr. Anderson was CEO of Temtex Industries, Inc. from July 2002 until its purchase by CFM Corporation in October 2003. Mr. Anderson also served in various executive roles, including Chief Operating Officer of KnowledgePlanet from September 2000 until July 2002, and held Senior Vice President positions in sales and marketing for Inacom and Vanstar Corporations.

Peter H. Bailey. Mr. Bailey joined the Company in September 2004 as Senior Vice President of Business Development and Product Marketing. Prior to joining the Company, Mr. Bailey led the next-generation networking banking practice for ThinkEquity Partners LLC, a San Francisco based Investment Banking Firm, and advised the Company on its acquisition of Vertical Networks and simultaneous private placement equity financing. Mr. Bailey joined ThinkEquity Partners in July 2003 when the banking practice of Pacific Crest Securities merged with ThinkEquity Partners. Mr. Bailey joined Pacific Crest in July 2002. Prior to Pacific Crest, he was responsible for Corporate Development at Carrier1 International S.A., a pan-European alternative telecom services provider, where he was responsible for mergers and acquisitions, corporate investment and financial restructuring initiatives from January 2000 through May 2002. Prior to Carrier1, Mr. Bailey held various roles including at a New York-based publishing/digital media start-up Convergence Media, which he co-founded. Prior to Convergence, Mr. Bailey was with Salomon Brothers Inc. in New York in the investment banking division.

Duncan G. Perry. Mr. Perry joined the Company in February 2003 as Chief Financial Officer. Prior to joining us, he served as Chief Financial Officer for SupplyWorks, Inc., a software application developer in the supply chain management space from 2000 to 2002. He also held the roles of Chief Financial Officer and Chief Information Officer at Elron Software, an Internet security software company, from 1997 to 2000, and he was Director of Finance and Director of IT for ON Technology Corporation, a network software application provider, from 1994 to 1997. He also held numerous financial management positions at IBM between 1988 and 1994. Mr. Perry is a Certified Management Accountant. Mr. Perry resigned as the Company’s Chief Financial Officer effective January 10, 2006.

Scott K. Pickett. Mr. Pickett joined the Company as Chief Technology Officer in September, 2004 as a result of our acquisition of Vertical Networks, a company he helped to co-found in 1996. Prior to co-founding Vertical Networks, Mr. Pickett served as Director of Development for National Semiconductor’s LAN division, where he led development of several industry-first systems and networking products, including multimedia product solutions (802.9), multiprotocol VoIP gateway, integrated communications platform, and the PCMCIA Ethernet card. Prior to National Semiconductor, he held positions with Fairchild Semiconductor and General Electric.

Michael P. Downey. Please see Mr. Downey’s biography on page 5.

John W. Watkins. Please see Mr. Watkin’s biography on page 5.

Francis E. Girard. Please see Mr. Girard’s Biography on page 5.

Matthew J. Rubins. Please see Mr. Rubin’s biography on page 5.

Robert J. Majteles. Please see Mr. Majteles’ biography on page 6.

R. Randy Stolworthy. Please see Mr. Stolworthy’s biography on page 6.

Executive Compensation

The following table shows for the fiscal years ended June 30, 2005, 2004 and 2003, compensation awarded, paid to, or earned by: (i) our Chief Executive Officer, (ii) our four other most highly compensated individuals who were serving as executive officers as of June 30, 2005, and (iii) two individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as an executive officer of the Company as of June 30, 2005 (our “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation	All Other Compensation($)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options (Shares)(#)
William Y. Tauscher(1) President Chief Executive Officer Chairman of the Board	2005 2004 2003	250,000 50,000 —	— — —	1,800,000 583,333 —	— — —

Steven G. Manson(2) Former President Former Chief Executive Officer	2005 2004 2003	84,100 210,330 210,375	— — —	— 270,000 10,000	494,108 3,712 5,407	(3) (3)

Richard N. Anderson Senior Vice President of Sales, Marketing and Support	2005 2004 2003	111,859 — —	125,000 — —	460,000 — —	2,297 — —	(4)

Peter H. Bailey Senior Vice President of Business Development and Product Management	2005 2004 2003	153,077 — —	— — —	460,000 — —	250 — —	(5)

Mel Edward Passarelli(6) Former Vice President of Sales Former Vice President of International Sales	2005 2004 2003	173,692 60,072 —	83,846 42,702 —	— 180,000 —	4,383 2,444 —	(7) (7)

Duncan G. Perry(8) Chief Financial Officer	2005 2004 2003	198,235 152,966 49,967	— — —	340,000 120,000 8,333	3,818 3,159 1,057	(9) (9) (9)

Scott K. Pickett Chief Technology Officer	2005 2004 2003	159,083	— — —	460,000 — —	2,500	(10)

(1)	Mr. Tauscher began serving as our Chief Executive Officer on September 28, 2004 and as our President on November 16, 2004.
(2)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004 and the beginning of the year ended June 30, 2005. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004.
(3)	For the year ended June 30, 2005, consists of $2,523 of contributions under our 401(k) plan, $807 for life insurance premiums, and $490,778 in severance payments. For the year ended June 30, 2004, consists of $3,150 of contributions under our 401(k) plan and $562 for life insurance premiums. For the year ended June 30, 2003, consists of $4,600 of contributions under our 401(k) plan and $807 for life insurance premiums.
(4)	For the year ended June 30, 2005, consists of $2,297 of contributions under our 401(k) plan.
(5)	For the year ended June 30, 2005, consists of $250 of contributions under our 401(k) plan.
(6)	Mr. Passarelli joined the Company as our Vice President of Sales in January 2004. Mr. Passarelli became our Vice President of International Sales in January 2005. Mr. Passarelli ceased to be our Vice President of International Sales in June 2005.
(7)	For the year ended June 30, 2005, consists of $3,061 of contributions under our 401(k) plan and $1,321 for life insurance premiums. For the year ended June 30, 2004, consists of $2,444 of contributions under our 401(k) plan.
(8)	Mr. Perry joined the Company as our Chief Financial Officer in February 2003 and resigned as Chief Financial Officer in January 2006.

(9)	For the year ended June 30, 2005, consists of $3,256 of contributions under our 401(k) plan and $562 for life insurance premiums. For the year ended June 30, 2004, consists of $2,291 of contributions under our 401(k) plan and $869 for life insurance premiums. For the year ended June 30, 2003, consists of $881 of contributions under our 401(k) plan and $176 for life insurance premiums.
(10)	For the year ended June 30, 2005, consists of $2,500 of contributions under our 401(k) plan.

Option Grants In Last Fiscal Year

The following table sets forth information concerning individual grants of options to purchase our Common Stock made during the year ended June 30, 2005 to our Named Executive Officers. Each option has a term of ten years, has a per share exercise price equal to the per share fair market value of our Common Stock on the option grant date and, unless otherwise noted, vests as to 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. We granted options to purchase an aggregate of up to 6,704,250 shares of our Common Stock to our employees, including the officers listed in the table below, during the year ended June 30, 2005.

Amounts described in the following table under the heading “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock and the date on which the options are exercised.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in for year ended June 30, 2005(%)	Exercise Price ($/share)	Expiration Date	5%($)	10%($)
William Y. Tauscher	1,800,000	27%	$0.97	09/28/2014	$1,098,050	$2,782,684
Richard N. Anderson	460,000	7%	$1.81	4/13/2015	$910,018	$1,326,950
Peter H. Bailey	460,000	7%	$0.97	09/28/2014	$280,613	$711,128
Duncan G. Perry	340,000	5%	$0.97	09/28/2014	$207,409	$525,616
Scott K. Pickett	460,000	7%	$0.97	09/28/2014	$280,613	$711,128

Note:	Each option granted on September 28, 2004 vests in equal monthly installments over the succeeding 48 months.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock options exercised during the year ended June 30, 2005 and the number and value of unexercised stock options held as of June 30, 2005 by each of our Named Executive Officers. In the following table, amounts set forth under the heading “Value of Unexercised In-the-Money Options at Fiscal Year End” are calculated based upon a per share option value determined by subtracting the option exercise price from $1.60, the per share closing sale price of our Common Stock on June 30, 2005, on the OTC Bulletin Board (the principal market on which our Common Stock was traded on that date).

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year Ended June 30, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at year ended June 30, 2005 Exercisable/Unexercisable($)
William Y. Tauscher	—	—	521,528/1,861,805	$212,625/$921,375
Steven G. Manson	270,000	$121,500	—	$0/$0
Richard N. Anderson	—	—	0/460,000	$0/$0
Peter H. Bailey	—	—	86,250/373,750	$54,338/$235,462
Mel E. Passarelli			71,844/78,156	$24,480/$7,020
Duncan G. Perry	—	—	103,264/365,069	$40,163/$174,038
Scott K. Pickett	—	—	86,250/373,750	$54,338/$235,462

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Commission, the information in the table is presented as of June 30, 2005, the end of our most recently completed fiscal year.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,998,090	(1)	2.13	387,723	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	7,998,090		2.13	387,723

(1)	In addition to being available for future issuance upon exercise of options, up to 40,000 shares available for issuance under the Plan may be issued in the form of restricted stock.

Employment, Change of Control and Severance Arrangements

We have a change in control agreement with Christopher Brookins, our Vice President of Development. The agreement provides that in the event of a change in control of the Company and a termination of Mr. Brookins’ employment within two years of the change in control, either without cause or by Mr. Brookins for “good reason,” such as a reduction in duties and responsibilities. Upon a change of control:

•	all of Mr. Brookins’ unvested options vest and become exercisable in full; and

•	we will pay Mr. Brookins a lump sum equal to one year’s base salary plus bonus.

In addition, Mr. Brookins will be entitled to other employee benefits that he would otherwise have received for a one-year period after the termination of employment, and will be entitled to other employee benefits for a two-year period after the termination of employment.

On November 20, 2004, we entered into a severance agreement with our former President, Steven G. Manson, pursuant to which Mr. Manson’s employment with us was terminated. By its terms, the severance agreement was effective on November 27, 2004. Under the severance agreement, we paid Mr. Manson a lump sum severance payment of $490,778.36. All of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable and we will continue to provide, at our expense, specified insurance benefits during the period ending 18 months following the date of termination. In addition to these benefits, we also agreed to extend our provision to Mr. Manson of specified life insurance benefits to a total of 24 months following the date of termination and to allow Mr. Manson to retain specified personal property. The severance agreement superseded the severance agreement entered into between the Company and Mr. Manson on November 1, 2000.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended June 30, 2005, the audit committee of our Board was composed of Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy. The audit committee acts under a written charter approved by the Board on June 29, 2000, a copy of which is attached as Annex A. The audit committee reviewed our audited financial statements for the fiscal year ended June 30, 2005 and discussed these financial statements with our Company’s management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Vitale Caturano & Company Ltd. (“Vitale”), our registered independent accountants. SAS 61 requires our registered independent accountants to discuss with our audit committee, among other things, the following:

•	the initial selection of and changes in significant accounting policies;

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	adjustments arising from the audit that, in the auditors’ judgment, have a significant effect on the entity’s financial reporting;

•	difficulties, if any, encountered in dealing with management in the performance of the audit; and

•	disagreements, of which there were none, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our registered independent accountants also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The audit committee also considered whether the registered independent accountants’ provision of the other, non-audit related services, which are referred to in “Registered Independent Accountant’s Fees and Other Matters” below, is compatible with maintaining the auditors’ independence.

Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with the generally accepted accounting principles in the United States of America (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with GAAP and on the representations of the independent registered public accounting firm included in its report on our consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with GAAP, that the audit of our financial statements has been carried out in accordance with The Standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

Based on its discussions with management and the registered independent accountants, and its review of the representations and information provided by management and the registered independent accountants, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

The Audit Committee

Michael P. Downey, Chair	Francis E. Girard	R. Randy Stolworthy

Registered Independent Accountant’s Fees and Other Matters

Registered Independent Accountants’ Fees

The following table summarizes the fees of KPMG, LLP (“KPMG”) and Vitale, our registered independent accountants, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2005	2004
Audit Fees(1)	$315,100	$177,100
Audit-Related Fees(2)	$181,450	$195,052
Tax Fees(3)	$20,000	$35,000
All Other Fees	—	—

Total Fees	$516,550	$407,152

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to employee benefit audits, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

None of the audit-related fees billed in 2005 or 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax fees consist solely of fees for tax compliance, which relate to preparation of original and amended tax returns and claims for refunds.

None of the tax fees billed in 2005 or 2004 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered independent accountants. This policy generally provides that we will not engage our registered independent accountants to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered independent accountants during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. All accounting work for the year ended June 30, 2005 was pre-approved by the audit committee in accordance with its stated pre-approval policies.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered independent accountants. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Compensation Committee Interlocks and Insider Participation

Michael P. Downey served as our interim President and Chief Executive Officer from March 2000 until June 2000. Neither Mr. Girard nor Mr. Watkins has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Board.

REPORT OF THE COMPENSATION COMMITTEE

This report is submitted by the compensation committee of the Board and addresses our policies for the fiscal year ended June 30, 2005. The members of the compensation committee are Messrs. Girard and Downey. Both members of the compensation committee are non-employee directors.

Compensation Philosophy. The objectives of our executive compensation policies are:

•	to attract, retain and reward executive officers who contribute to our Company’s success;

•	to align the financial interests of executive officers with the performance of our Company;

•	to strengthen the relationship between executive pay and stockholder value;

•	to motivate executive officers to achieve our Company’s business objectives; and

•	to reward individual performance.

In general, the compensation committee considers, among other things, the following:

•	The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the compensation committee, from time to time, compares our Company’s executive compensation packages with those offered by other companies in the same or similar industries. Compensation surveys used by our Company include the companies comprising the software and telecommunications industry;

•	The individual performance of each executive officer, which includes meeting performance objectives, demonstration of knowledge, skills and teamwork and acceptance of our Company’s core values;

•	Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting our Company’s objectives and goals; and

•	The responsibility and authority of each position relative to other positions within our Company.

Base Salary. Base salaries are established for each executive officer at levels that are intended to be competitive with comparable positions at other software and telecommunications industry companies of similar size or products. We seek to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the compensation committee considers each individual executive officer’s achievements during the prior fiscal year in meeting financial and business objectives, as well as the executive officer’s performance of individual responsibilities and our financial position and overall performance.

Performance Bonus. Executives are generally eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet Company performance targets and individual performance objectives. At the beginning of each fiscal year, the compensation committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. These bonuses are targeted between 0% and 25% of the executive officer’s base salary, for the applicable period. Before a bonus becomes payable, the predetermined objectives must have been achieved. Individual bonuses increase if the Company exceeds its established objectives. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the compensation committee. Individual performance objectives for the Chief Executive Officer are determined by the compensation committee and reviewed and approved by the Board (other than the Chief Executive Officer).

Option Grants. The compensation committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The compensation committee typically awards a stock option subject to four-year vesting upon hiring an executive officer. After the initial grant, the compensation committee considers awarding additional options, usually on an annual basis. Options are generally granted at the market price for our Common Stock at the time of grant. In determining the size of stock option grants, the compensation committee considers the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to our Company and comparable equity compensation offered by other software and telecommunications industry companies.

Compensation of Our Former Chief Executive Officer. Steven G. Manson served as our Chief Executive Officer until September 28, 2004 at a base salary of $210,330. On November 20, 2004, we entered into a severance agreement with Mr. Manson, pursuant to which Mr. Manson’s employment with the Company was terminated. By its terms, the severance agreement was effective on November 27, 2004. Under the severance agreement, we paid Mr. Manson a lump sum severance payment of $490,778.36, all of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable and we will continue to provide, at our expense, specified insurance benefits during the period ending 18 months following the date of termination. In addition to these benefits, we also agreed to extend our provision to Mr. Manson of specified life insurance benefits to a total of 24 months following the date of termination and to allow Mr. Manson to retain specified personal property.

Compensation of Our Current Chief Executive Officer. William Y. Tauscher was appointed as our Chief Executive Officer on September 28, 2004. Mr. Tauscher receives compensation of $250,000 annually in his role as Chief Executive Officer. In addition, Mr. Tauscher received the stock options discussed under “Compensation of Directors—Chairman of the Board.”

Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a corporation’s chief executive officer and the other four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the stock options granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). However, the compensation committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the performance of its employees.

THE COMPENSATION COMMITTEE

Michael P. Downey	Francis E. Girard, Chair

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date, except as otherwise noted, with respect to the beneficial ownership of our Common Stock by:

•	each person known to own beneficially more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the securities. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of the Record Date. Unless otherwise indicated, the address of each of our employees, officers and directors is c/o Artisoft, Inc., One Memorial Drive, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned Prior to Capitalization Amendment			Shares Beneficially Owned Following the Capitalization Amendment
	Number(1)		Percent(2)	Number(3)		Percent
Named Directors and Executive Officers
John W. Watkins	22,176,357	(4)	48.4%	26,187,410	(5)	52.2%
Matthew Rubins	22,176,357	(6)	48.4%	26,187,410	(5)	52.2%
William Y. Tauscher	—		*	856,946	(7)	1.8%
R. Randy Stolworthy	3,753,588	(8)	8.2%	4,796,317	(9)	9.9%
Duncan G. Perry	1,000	(10)	*	165,479	(11)	*
Michael P. Downey	81,608	(12)	*	81,608		*
Frances E. Girard	25,341	(13)	*	25,341		*
Robert J. Majteles	2,551,432	(14)	5.6%	2,551,432		5.4%
Peter H. Bailey	—		—	153,533	(15)	*
Richard N. Anderson	—		—	—		—
Scott K. Pickett	—		—	153,333	(16)	*
Steven G. Manson(17)	—		—	—		—
Mel E. Passarelli(18)	—		—	—		—
All directors and executive officers as a group (13 persons, including two former executive officers)(19)	28,579,993		62.3%	34,961,866		66.6%

5% Stockholders

M/C Venture Partners 75 State Street, Suite 2500 Boston, MA 02109	22,176,357	(20)	48.4%	26,187,410	(21)	52.2%

Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	11,538,904	(22)	25.2%	12,184,034	(23)	25.7%

Pathfinder Ventures 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	3,748,272	(24)	8.2%	4,791,001	(25)	9.8%

Coral’s Momentum Fund, Limited Partnership(26) 60 South Sixth Street, Suite 3510 Minneapolis, MN 55402	2,546,988		5.6%	2,546,988		5.4%

*	Less than 1%
(1)	In connection with the acquisition of Comdial Corporation and the sale of shares of our Common Stock to finance the acquisition, certain holders of warrants and options to purchase our Common Stock agreed to remove from reservation the shares of Common Stock that we had previously reserved for issuance upon exercise of those warrants and options. Because those warrants and options are not exercisable until we file the Capitalization Amendment, the number of shares reported in this column does not include warrants or options to purchase Common Stock for stockholders that have agreed to remove from reservation the shares issuable upon exercise of those warrants or options.
(2)	The percentages reported in this column are based on 45,808,862 shares of Common Stock issued and outstanding as of the Record Date.
(3)

Upon filing of the Capitalization Amendment discussed elsewhere in this Proxy Statement, the options and warrants described in Footnote 1 above will become exercisable in accordance with their respective terms. As a result, the numbers in reported in this column includes (a) warrants and/or options, (b) warrants to purchase shares of Common Stock issued to certain stockholders as liquidated damages (the “New

Warrants”) pursuant to the Stock Purchase Agreement dated September 28, 2004 (The “2004 Stock Purchase Agreement”), (c) shares of Common Stock issuable upon conversion of the Series D Preferred Stock within 60 days of the Record Date and (d) shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued in connection with the sale of the Series D Preferred Stock (the “2006 Investor Warrants”) and exercisable within 60 days of the Record Date. The New Warrants will be automatically exercised upon filing of the Capitalization Amendment.

(4)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P., (Mr. Watkins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P.), (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, of which Mr. Watkins is a Manager, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P. Mr. Watkins is a general partner of Chestnut Street Partners, Inc., the general partner of Chestnut Venture Partners, L.P.
(5)	In addition to shares of Common Stock directly held, includes (a) 836,318 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Partners V, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) 15,579 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Investors, LLC, to be automatically exercised upon filing of the Capitalization Amendment, (c) 34,156 shares of Common Stock issuable upon exercise of the New Warrants held by Chestnut Venture Partners, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (d) 2,359,672 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by M/C Venture Partners V, L.P. within 60 days of the Record Date, (e) 43,958 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by M/C Venture Investors, LLC within 60 days of the Record Date, (f) 96,370 shares of the Common Stock issuable upon conversion of the Series D Preferred Stock within 60 days of the Record Date held by Chestnut Venture Partners, L.P., (g) 589,918 shares of Common Stock issuable upon exercise of 2006 Investor Warrants and exercisable within 60 days of the Record Date, (h) 10,989 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by M/C Venture Investors, LLC and exercisable within 60 days of the Record Date, and (i) 24,093 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by Chestnut Venture Partners, L.P. and exercisable within 60 days of the Record Date Mr. Watkins exercises shared voting and dispositive power over the shares held by each of the aforementioned stockholders.
(6)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P. (Mr. Rubins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P.), (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, of which Mr. Rubins is a Manager, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P. Mr. Rubins is a general partner of Chestnut Street Partners, Inc., the general partner of Chestnut Venture Partners, L.P. Mr. Rubins exercises shared voting and dispositive control over the shares held by the aforementioned stockholders.
(7)	Consists of 856,946 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment.
(8)	Consists of: (a) 878,272 shares of Common Stock owned by Pathfinders Ventures III, L.L.C., (Mr. Stolworthy is a co-manager of the managing member), (b) 2,850,000 shares of Common Stock owned by Pathfinder Ventures II, L.L.C. (Mr. Stolworthy is a co-manager of the managing member of Pathfinder Ventures II, L.L.C.), (c) 20,000 shares of Common Stock owned by Pathfinder Ventures, LLC, of which Mr. Stolworthy is the managing member, (d) 5,266 shares of Common Stock owned by Mr. Stolworthy, and (e) 50 shares of Common Stock owned by Mr. Stolworthy’s children. Mr. Stolworthy exercises sole voting and dispositive power over the shares held by the aforementioned stockholder.
(9)

Includes the shares described in Footnote 8 above, and (a) up to 452,258 of 1,400,000 shares of Common Stock issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C., exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment, (b) 73,142 shares of Common Stock issuable upon exercise of the New Warrants held by Pathfinder Ventures II, L.L.C., to be automatically exercised upon filing of the Capitalization Amendment, (c) 416,667 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by Pathfinder Ventures III, L.L.C. and exercisable within 60 days of the Record Date, and (d) 104,167 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by Pathfinder Ventures III, L.L.C and exercisable within 60 days of the Record Date. In general, the aggregate number of shares of Common Stock that Mr. Stolworthy may acquire upon exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Mr. Stolworthy or any of his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock giving effect to such conversion or exercise.

(10)	Consists of 1,000 shares of Common Stock owned by Mr. Perry. Mr. Perry resigned as an officer of the Company in January 2006.
(11)	Includes the shares described in Footnote 10 above and 164,479 shares issuable upon exercise of options exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment.
(12)	Consists of 55,600 shares of Common Stock owned by Mr. Downey and 26,008 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(13)	Consists of 9,333 shares of Common Stock owned by Mr. Girard and 16,008 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(14)	Consists of (a) 4,444 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and (b) 2,546,988 shares of Common Stock held by Coral. Mr. Majteles is an affiliate director of Coral’s Momentum Fund Management Partners, LLC, the general partner of Coral, and has shared voting and dispositive control over such shares. Mr. Majteles disclaims beneficial ownership of the shares beneficially owned by Coral.
(15)	Consists of 153,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment.
(16)	Consists of 153,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment.
(17)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004. Pursuant to a severance agreement entered into on November 20, 2004, all of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable. Mr. Manson subsequently liquidated all of his holdings in the Company.
(18)	Mr. Passarelli joined the Company as our Vice President of Sales in January 2004. Mr. Passarelli ceased to be our Vice President of Sales and became our Vice President of International Sales in January 2005. Mr. Passarelli ceased to be our Vice President of International Sales in June 2005.
(19)	Includes an aggregate of 1,374,551 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment and up to 448,753 of 1,400,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock convertible or exercisable, as applicable, within 60 days of the Record Date.
(20)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P., (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P.
(21)

Includes the shares described in Footnote 20 above, and (a) 836,318 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Partners V, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) 15,579 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Investors, LLC, to be automatically exercised upon filing of the Capitalization Amendment, (c) 34,156 shares of Common Stock issuable upon exercise of the New Warrants held by Chestnut Venture Partners, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (d) 2,359,672 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by M/C Venture Partners V, L.P. within 60 days of the Record Date, (e) 43,958 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by M/C Venture Investors, LLC within 60 days of the Record Date, (f) 96,370 shares of the Common Stock issuable upon conversion of the Series D Preferred Stock held by Chestnut Venture Partners, L.P., (g) 589,918 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by M/C Venture Partners V, L.P. and exercisable within 60 days of the Record Date, (h) 10,989 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by M/C Venture Investors, LLC and exercisable within 60 days of the

Record Date and (i) 24,093 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by Chestnut Venture Partners, L.P. and exercisable within 60 days of the Record Date.
(22)	Consists of: (a) 6,337,043 shares of Common Stock owned by Special Situations Fund III, L.P.; (b) 2,011,310 shares of Common Stock owned by Special Situations Cayman Fund, L.P., (c) 1,963,649 shares of Common Stock owned by Special Situations Private Equity Fund, L.P., (d) 188,765 shares of Common Stock owned by Special Situations Technology Fund, L.P., and (e) 1,038,137 shares of Common Stock owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, SST Advisers, L.L.C., AWM Investment Company, Inc. and MG Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.
(23)	Includes the shares described in Footnote 22 and (a) warrants to purchase 234,842 shares of Common Stock, and 118,161 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Fund III, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) warrants to purchase 78,285 shares of Common Stock, and 38,254 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Cayman Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (c) warrants to purchase 78,285 shares of Common Stock and 36,978 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Private Equity Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (d) warrants to purchase 6,743 shares of Common Stock, and 3,188 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Technology Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, and (e) warrants to purchase 34,455 shares of Common Stock, and 15,939 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Technology Fund II, L.P., to be automatically exercised upon filing of the Capitalization Amendment.
(24)	Consists of: (a) 878,272 shares of Common Stock owned by Pathfinders Ventures III, L.L.C., (b) 2,850,000 shares of Common Stock owned by Pathfinder Ventures II, L.L.C., and (c) 20,000 shares of Common Stock owned by Pathfinder Ventures, LLC, of which Mr. Stolworthy is the managing member.
(25)	Includes the shares described in Footnote 24 above, and (a) up to 452,258 of 1,400,000 shares of Common Stock issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C. exercisable within 60 days of the Record Date and upon filing of the Capitalization Amendment, (b) 73,142 shares of Common Stock issuable upon exercise of the New Warrants, to be automatically exercised upon filing of the Capitalization Amendment held by Pathfinder Ventures II, L.L.C., (c) 416,667 shares of Common Stock issuable upon conversion of the Series D Preferred Stock held by Pathfinder Ventures III, L.L.C. and exercisable within 60 days of the Record Date, and (d) 104,167 shares of Common Stock issuable upon exercise of 2006 Investor Warrants held by Pathfinder Ventures III, L.L.C. and exercisable within 60 days of the Record Date. In general, the aggregate number of shares of Common Stock that Mr. Stolworthy may acquire upon exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Mr. Stolworthy or any of his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock giving effect to such conversion or exercise.
(26)	Todd Ortberg and Mark C. Headrick have shared voting and dispositive control over the shares held by this stockholder.

COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total stockholder returns on our Common Stock during each of the fiscal years in the period commencing June 30, 2000 and ending June 30, 2005 with the cumulative total return over the same period of the NASDAQ Stock Market Index (which, in some past proxy statements, we have referred to as the NASDAQ National Market Index) and the NASDAQ Telecommunications Index. The comparison assumes the investment of $100 on June 30, 2000 in our Common Stock, the NASDAQ Stock Market Index and the NASDAQ Telecommunications Index and assumes dividends, if any, were reinvested. June 30, 2000 was the last day of our 2000 fiscal year.

	Fiscal Year Ended June 30,
	2000	2001	2002	2003	2004	2005
ARTISOFT, INC.	100.00	37.44	12.37	2.20	3.09	2.20
NASDAQ STOCK MARKET (U.S.)	100.00	54.49	36.89	40.92	51.63	51.86
NASDAQ TELECOMMUNICATIONS	100.00	35.79	11.89	16.83	21.37	21.27

CHANGE OF CONTROL

On September 28, 2004, we entered into the 2004 Stock Purchase Agreement, pursuant to which we sold a total of 24,159,468 shares of Common Stock to several investors, including M/C Venture Partners. A change in control of our Company occurred as a result.

PROPOSAL NO. 2

AMENDMENT OF 2004 STOCK INCENTIVE PLAN

Under the terms of the 2004 Stock Purchase Agreement, by and among us and certain investors (the “2004 Investors”), we agreed to amend the Plan, to increase the total number of shares of Common Stock that may be granted pursuant to awards under the Plan to 10,768,865 shares. We also agreed to amend the Plan to eliminate the annual increase to the authorized number of shares under the Plan. Our Board has approved the amendments to our Plan. The text of the amendment to the Plan is attached as Annex B (the “Plan Amendments”).

Our Board is submitting the Plan Amendments to a vote of the holders of our Voting Stock at the Annual Meeting. In order to be approved and adopted, stockholders owning a majority of the shares of Voting Stock represented at the Annual Meeting in person or by proxy must vote “FOR” the Plan Amendments at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the adoption of the Plan Amendments.

Please note that pursuant to separate voting agreements between the Company and certain of our stockholders, which collectively hold more than 80% of the Company’s Voting Stock, such stockholders have agreed to vote for this Proposal. As a result, approval of this Proposal is assured.

The Plan was adopted by the Board in January 2004 and approved by the stockholders of the Company in March 2004. Set forth below is a summary of the principal features of the Plan, which is qualified in its entirety by reference to the terms and conditions of the Plan. If requested, we will provide, without charge, to each person to whom this Proxy Statement is delivered, a copy of the Plan. Any such request should be directed as follows: Artisoft, Inc., One Memorial Drive, Cambridge, Massachusetts 02142, Attention: Chief Financial Officer.

Number of Shares Under the Plan

Subject to adjustment in the event of stock splits and other similar events, and as provided in the Plan, approximately 2,000,000 shares of our Common Stock have been reserved for issuance pursuant to awards under the Plan. After the Plan is amended, there will be 10,768,865 shares authorized for issuance under the Plan. The number of shares of Common Stock issuable under the Plan, including the annual increase, is subject to adjustment in the event of stock splits and other similar events. The provision relating to the annual increase will be removed when the Plan is amended. The number of shares available under the Plan may not be increased to exceed 3% of the outstanding shares of Common Stock.

Types of Awards

The Plan provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards intended to qualify under Section 422 of the Internal Revenue Code.

Incentive Stock Options and Nonstatutory Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of our Common Stock on the date of grant; provided, however, that the exercise price of an option may not be less than 85% of the fair market value of our Common Stock, as determined by our Board, at the time the option is granted. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than 100% of the fair market value of our Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options, to the extent permitted by applicable law: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) surrender to us of shares of Common Stock, (3) delivery to us of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

Restricted Stock Awards

Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. No more than 40,000 shares of Common Stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to restricted stock awards under the Plan.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the Plan may not exceed 500,000 shares, subject to adjustment in the event of stock splits and other similar events, per calendar year.

Administration

Our Board administers the Plan. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, our Board may delegate authority under the Plan to one or more committees or subcommittees of our Board and to one or more of our executive officers. The compensation committee has been delegated this authority.

Subject to any applicable limitations contained in the Plan and any applicable delegation by the Board, our Board selects the recipients of awards and determines (1) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 85% of fair market value of our Common Stock), (3) the duration of options (which may not exceed 10 years) and (4) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Plan also contains provisions addressing the consequences of any “reorganization event,” which is defined as (1) any merger or consolidation of our company with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) a liquidation or dissolution of our Company. Upon the occurrence of a reorganization event our Board may elect to take one or more of the following actions:

•	provide that all outstanding options be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or one of its affiliates;

•	provide that all then unexercised options will become exercisable in full as of the specified time prior to the reorganization event and will terminate immediately prior to completion of such event; and

•	in the event of a reorganization event under the terms of which holders of Common Stock receive cash consideration, provide that each outstanding option will receive, in exchange therefor, a cash payment equal to the positive difference of the cash consideration being paid in the reorganization event minus the exercise price of the option.

Upon the occurrence of a reorganization event, the repurchase and other rights of our Company under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by the award will again be available for grant under the Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Amendment or Termination

No award may be made under the Plan after January 1, 2014, but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

New Plan Benefits

The table below shows the awards that the Company anticipates will be granted to the Named Executive Officers. Future grants of awards under the Plan are subject to the discretion of our Board.

NEW PLAN BENEFITS

Name and Position/Group	Dollar value ($)	Number of Units
William Y. Tauscher(1) President, Chief Executive Officer and Chairman	(2)	(2)

Steven G. Manson(3) Former President and Chief Executive Officer	—	—

Christopher H. Brookins Senior Vice President of Development	(2)	(2)

Mel Passarelli Senior Vice President of Sales	(2)	(2)

Executive Group	(2)	(2)

Non-Executive Director Group	(2)	(2)

Non-Executive Officer Employee Group	(4)	Up to 400,000(4)

(1)	William Y. Tauscher began serving as our Chief Executive Officer on September 28, 2004 and as our President on November 16, 2004.
(2)	The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers. We expect that from time to time, in our discretion, we will grant equity awards to our executive officers under the Plan under such terms consistent with the Plan as we deem appropriate at the time of those grants.
(3)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004.
(4)	All of these options will be granted with an exercise price equal to the fair market value of our Common Stock on the date of grant.

Equity Compensation Plan Information

See “Equity Compensation Plan Information on page 13.”

PROPOSAL NO. 3

RATIFICATION OF VITALE CATURANO & COMPANY LTD.

AS REGISTERED INDEPENDENT ACCOUNTANTS

KPMG served as our auditor and audited our financial statements for the fiscal year ended June 30, 2004. On April 14, 2005, the audit committee recommended the dismissal of KPMG as our registered independent accountants following the fiscal year 2004 audit. This action was approved by the Board on April 21, 2005, and KPMG was immediately notified of its dismissal. On April 22, 2005, the audit committee recommended the engagement of Vitale, of Boston, Massachusetts, as the new registered independent accountants for the Company. The Board approved Vitale as our registered independent accountants on April 22, 2005.

KPMG’s reports on our consolidated financial statements for each of the years ended June 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2004 and 2003 and the subsequent interim period ended April 21, 2005, the effective date of dismissal, there were no (1) disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with KPMG’s reports on our consolidated financial statements for such years, or (2) reportable events, except that KPMG advised us of the following material weakness:

“We reported in our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, that KPMG had advised management that in connection with KPMG’s review of the financial statements of the Company for the three-month period ended December 31, 2004, that KPMG noted certain matters involving internal control over financial reporting that KPMG considered to constitute “material weaknesses.” KPMG advised management that we did not have adequate staffing in its finance group with the appropriate level of experience to effectively control the increased level of transaction activity, address the complex accounting matters and manage the increased financial reporting complexities resulting from the acquisition of Vertical Networks, Inc. and the associated integration activities.”

We have not consulted with Vitale during the last two fiscal years ended June 30, 2004 or 2003 or during the subsequent interim periods from July 1, 2004 through and including April 22, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vitale advised our management and the audit committee that, in connection with their audit of our financial statements for the year ended June 30, 2005, Vitale noted certain matters involving internal controls and their operation that Vitale considered to be material weaknesses that constituted reportable conditions under standards established by the American Institute of Certified Public Accountants. Vitale advised management and the audit committee that it considered the following to constitute a material weakness in internal control and operations: we did not have adequate staffing in our accounting and finance group with the appropriate level of experience to effectively accomplish timely and accurate closings, control the increased level of transaction activity, address the complex accounting matters and manage the increased financial reporting complexities resulting from recent acquisitions.

Representatives of Vitale are expected to attend the Annual Meeting, whether in person or via telephone conference call, and will have the ability to make a statement if they so desire, and are expected to be able to respond to questions.

Our Board, upon recommendation of the audit committee, has appointed Vitale as registered independent accountants to audit our consolidated financial statements for the fiscal year ending June 30, 2006 and to render other professional services as required. Vitale has served as our registered independent accountants since April 22, 2005.

In order to ratify the appointment of Vitale, stockholders owning a majority of the shares of our Voting Stock represented at the Annual Meeting in person or by proxy must vote “FOR” the appointment.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Vitale as the independent auditor of the Company.

Please note that pursuant to separate voting agreements between the company and certain of our stockholders, which collectively hold more than 80% of the Company’s Voting Stock, such stockholders have agreed to vote “FOR” this proposal. As a result, the approval of this proposal is assured.

PROPOSAL NO. 4

AMENDED AND RESTATED CHARTER

Purpose of Amended and Restated Charter

In connection with the 2004 Equity Financing, as defined below, and the acquisition of the assets of Comdial Corporation (the “Acquisition”), we agreed to make several amendments to the Current Charter. Pursuant to the 2004 Stock Purchase Agreement, we agreed to amend the Current Charter to retire all authorized shares of our Series B Preferred Stock and Series C Preferred Stock. In connection with the Acquisition, we agreed to amend the Current Charter to increase the number of authorized shares of our Common Stock to 250,000,000 shares. In connection with the sale of the Series D Preferred Stock, we agreed to amend the Current Charter to increase the number of authorized shares of our preferred stock to 30,000,000 shares. Additionally, our Board has concluded that it is in the best interest of our Company and our stockholders that we make additional amendments to the Current Charter to, among other things, change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.”, remove certain provisions requiring approval of the holders of 80% of our Voting Stock to undertake certain corporate actions and retire all authorized shares of our Series A Participating Preferred Stock (the “Series A Preferred Stock”). Because of the number of amendments being made to the Current Charter, our Board determined that it was in the best interest of our Company and our stockholders to amend and restate the Current Charter in its entirety. The Amended and Restated Charter is the culmination of both the amendments to the Current Charter we are obligated to make and amendments our Board determined were desirable and in the best interest of our Company and our stockholders.

The Board is submitting the Amended and Restated Charter to our stockholders for their approval at the Annual Meeting. In order to adopt the Amended and Restated Charter, holders of greater than 80% of the Company’s issued and outstanding Voting Stock must vote “FOR” the adoption of the Amended and Restated Charter.

The Board unanimously recommends a vote “FOR” the adoption of the Amended and Restated Charter.

Please note that pursuant to separate voting agreements between the Company and certain of our stockholders, which collectively hold more than 80% of the Company’s Voting Stock, such stockholders have agreed to vote for this Proposal. As a result, approval of this Proposal is assured.

Description of Current Charter

The following description of our Common Stock, preferred stock and other matters summarizes the material terms and provisions of these securities and rights. For the complete terms of our Common Stock, preferred stock and other matters summarized below, please refer to our Current Charter, our bylaws and the forms of stock certificates, which have been filed with the Commission. These matters may also be affected by the Delaware General Corporation Law (the “DGCL”).

Authorized Shares

Under the Current Charter, our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $1.00 par value per share.

Common Stock

As of the Record Date, 45,808,862 shares of Common Stock were issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books on each matter submitted to a vote of stockholders. Holders of our Common Stock are entitled to receive dividends if so declared by our Board, subject to any preferential dividend rights of any holder of our preferred stock, if any. Upon liquidation, holders of our Common Stock are entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any.

Preferred Stock

As of the date of this Proxy Statement, we have 5,000 shares of Series D Preferred Stock issued and outstanding. No other series or class of preferred stock is currently outstanding. The Current Charter authorizes our Board to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are summarized below under the caption “Undesignated Preferred Stock.”

Series A Preferred Stock. Our Board has reserved the Series A Participating Preferred Stock, par value $1.00 per share, for issuance. The Series A Preferred Stock was originally designated in connection with our adoption of a stockholder rights plan. The stockholder rights plan has since terminated, and we have no present intention to issue any shares of Series A Preferred Stock. However, the Series A Preferred Stock remains designated and reserved for issuance. As of the date of this Proxy Statement, there are no shares of Series A Preferred Stock outstanding.

Series B Preferred Stock. As of the date of this Proxy Statement, there are no shares of Series B Preferred Stock authorized, issued or outstanding. Pursuant to the terms of the 2004 Consent, all issued and outstanding shares of our Series B Preferred Stock were converted into shares of our Common Stock on September 27, 2004. In accordance with our certificate of designation for our Series B Preferred Stock, the shares of our Series B Preferred Stock were retired upon the conversion and may not be reissued as Series B Preferred Stock. However, the shares may be reissued as all or part of another series of our preferred stock.

Series C Preferred Stock. As of the date of this Proxy Statement, there are no shares of Series C Preferred Stock authorized, issued or outstanding. Pursuant to the terms of the 2004 Consent, all issued and outstanding shares of our Series C Preferred Stock were converted into shares of our Common Stock on September 27, 2004. In accordance with our certificate of designation for our Series C Preferred Stock, the shares of our Series C Preferred Stock were retired upon the conversion and may not be reissued as Series C Preferred Stock. However, the shares may be reissued as all or part of another series of our preferred stock.

Series D Preferred Stock. As of the date of this Proxy Statement, there are 5,000 shares of Series D Preferred Stock authorized, issued and outstanding. All outstanding shares of Series D Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The general terms of the Company’s Series D Preferred Stock pursuant to its Certificate of Powers, Designations, Preferences and Rights (the “Certificate of Designations”) are summarized below.

Voting. The holders of Series D Preferred Stock are entitled to vote on any matter presented at any meeting of the stockholders of the Company. Each holder of Series D Preferred Stock is entitled to cast a number votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock are convertible as of the record date for determining stockholders entitled to vote on such matter. Currently, the issued and outstanding shares of Series D Preferred Stock would convert into an aggregate of 4,166,667 shares of Common Stock, which represents approximately 9.1% of the total voting power of the Company prior to the Capitalization Amendment and approximately 8.9% of the total voting power of the Company after the Capitalization Amendment.

Certain Restrictions. If at least 2,500 shares, subject to adjustment, of Series D Preferred Stock are outstanding, then without the prior consent of the holders of a majority of the outstanding Series D Preferred Stock, the Company cannot:

•	alter or change the rights, preferences or privileges of the Series D Preferred Stock or any provision of the Current Charter or bylaws of the Company;

•	create or authorize the creation of any additional class or series of shares of stock, unless it is junior to the Common Stock;

•	subject to limited exceptions, issue or obligate itself to issue, any shares of the Company’s capital stock, including shares of the Series D Preferred Stock and Common Stock;

•	change the number of shares of capital stock reserved for grants or issuances under the Company’s equity incentive plans;

•	approve or engage in any transaction for the acquisition of any other entity;

•	liquidate, dissolve or wind-up the business and affairs of the Company, effect any deemed liquidation or consent to any of the foregoing;

•	subject to limited exceptions, purchase, redeem or pay any dividend on, any shares of the Company’s capital stock or permit any subsidiary to do any of the foregoing; or

•	increase or decrease the number of directors from seven members.

Dividends. From the date of issuance, each share of the Series D Preferred Stock accrues dividends at a rate of $80.00 per year and compounds annually. Dividends on the Series D Preferred Stock may be declared and paid from time to time as determined by the Board. The Company cannot declare, pay or set aside any dividends or distributions on any other shares of capital stock of the Company unless the holders of Series D Preferred Stock first receive or simultaneously receive a dividend or distribution on each outstanding share of Series D Preferred Stock in such amounts as set forth in the Certificate of Designations.

Liquidation. Upon liquidation, dissolution or winding up, then the holders of Series D Preferred Stock are entitled, before any distributions are made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series D Preferred Stock as to such distributions, to be paid an amount equal to the original issue price of the Series D Preferred Stock and any unpaid dividends thereon, subject to adjustment.

For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the Series D Preferred Stock (as adjusted) then outstanding, a consolidation or merger of the Company into or with another entity or the sale of all or substantially all of the Company’s assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, owned less than a majority in voting power of the outstanding capital stock of the Company or its successor, would be treated as a liquidation, dissolution or winding up of the Company.

Conversion. The holders of the Series D Preferred Stock have the right, at any time and at their option, to convert each share of Series D Preferred Stock into a number of shares of the Company’s Common Stock determined by dividing the original issue price of the Series D Preferred Stock (as adjusted) by the then-applicable per share conversion price of the Series D Preferred Stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by the Company. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of the Company’s Common Stock, or securities exercisable for or convertible into the Company’s Common Stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price would be reduced to equal the per share price of the newly issued securities. Initially, the conversion price of the Series D Preferred Stock is $1.20 per share. Currently, the Series D Preferred Stock would convert into 4,166,667 shares of Common Stock.

Special Conversion. If the Company undertakes a financing involving the Company’s equity securities within 180 days of the first issuance of the Series D Preferred Stock (a “Future Financing Transaction”), the outstanding shares of the Series D Preferred Stock will automatically convert into the shares of the Company’s equity securities sold pursuant to that Future Financing Transaction (“Future Financing Securities”). The holders of the Series D Preferred Stock will, upon conversion of their Series D Preferred Stock into Future Financing Securities, be entitled to all rights granted to any other purchaser of Future Financing Securities.

Anti-dilution Adjustments. In the event the Company issues additional shares of Common Stock (which includes certain options and convertible securities issued by the Company), except in limited circumstances, for no consideration or for consideration per share that is less than the conversion price of the Series D Preferred Stock then in effect, the conversion price of the Series D Preferred Stock will be reduced in accordance with the formula set forth in the Certificate of Designations.

Redemption. At anytime on or after February 9, 2009, any holder of Series D Preferred Stock may require the Company to redeem such holder’s shares of Series D Preferred Stock at a price equal to the original issue price, plus all declared and unpaid dividends. The Series D Preferred Stock may be redeemed in three equal annual installments commencing 30 days after holders of a majority of the issued and outstanding shares of Series D Preferred Stock consent to such redemption. If the Company fails to redeem the Series D Preferred Stock in accordance with the Certificate of Designations, then interest will accrue on any unpaid amount at a rate of 1% per each 30-day period that such amounts remain unpaid.

Special Redemption. Upon notice of certain events triggering a mandatory conversion under the Certificate of Designations, a holder of Series D Preferred Stock may instead elect to have the Company redeem its shares of Series D Preferred Stock (the “Special Redemption”). Any such shares will be redeemed at a price equal to the original issue price, plus all declared and unpaid dividends (the “Special Redemption Price”). If the Company fails to redeem the shares of Series D Preferred Stock pursuant to the Special Redemption, the holders of such shares will sell such shares to any persons that the Company designates and will sell such shares at the Special Redemption Price.

Undesignated Preferred Stock. Our Board will determine the designations, preferences, limitations and relative rights of our undesignated preferred stock. These include:

•	the designation of the series and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the offering price of the shares to be sold;

•	the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rates;

•	any antidilution provisions;

•	any additional voting and other rights, preferences, privileges and restrictions;

•	any listing of the series on an exchange;

•	the relative ranking of the series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other terms of the series.

The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

Although our Board has no intention at the present time of doing so, it could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our Board will issue preferred stock under these circumstances only if it determines that the issuance is in our best interests and in the best interest of our stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquirer from attempting to acquire us in a manner that changes the composition of our Board, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

Business Combinations

The Current Charter provides that, subject to limited exceptions, any “business combination” with an “interested stockholder” shall require, in addition to any vote required by law, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of stock entitled to vote thereon, excluding the shares of stock owned by the interested stockholder. A “business combination” includes mergers, asset sales, liquidation, reclassification of securities and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who (1) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock; or (2) is an affiliate or associate of our Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

Board of Directors

The Current Charter provides, subject to the rights of holders of our preferred stock, that:

•	the Board be divided into three classes, as nearly equal in size as possible, with staggered three-year terms;

•	directors may be removed by the stockholders only for cause; and

•	any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office.

The classification of the Board and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the Company.

Stockholder Meetings

The Current Charter and bylaws also provide that:

•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting; and

•	special meetings of the stockholders may only be called by the Chairman of the Board, the President or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

These provisions could delay until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding securities.

Amendment of Current Charter and Bylaws

Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Current Charter requires the vote of the holders of at least 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our Board. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our bylaws may be amended or repealed by a majority vote of our Board or by the holders of a majority of the outstanding capital stock entitled to vote thereon. However, certain sections of the bylaws dealing with special meetings of stockholders, notice of business to be conducted at the meetings of stockholders, the number and election and classification of directors, and the indemnification of directors and officers may only be altered, amended, rescinded or repealed by the affirmative vote of the holders of 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote thereon.

Limitation of Liability and Indemnification

The Current Charter contains provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, the Current Charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL.

Description of Amended and Restated Charter

Authorized Shares

Under the Amended and Restated Charter, our authorized capital stock will be 280,000,000, of which 250,000,000 shares will be Common Stock and 30,000,000 will be preferred stock.

Common Stock

Each share of Common Stock will have one vote on each matter submitted to a vote of the stockholders, except for any vote that relates solely to an outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the Amended and Restated Charter or the DGCL. The voting, dividend and liquidation rights of the holders of our Common Stock may be designated by the Board, but are subject to the rights, powers and preferences of the holders of our preferred stock.

Preferred Stock

The Amended and Restated Charter authorizes our Board to issue preferred stock in one or more series and to determine the terms, rights, powers and preferences and the qualifications and limitations of any such series. Any shares of preferred stock which may be redeemed may be reissued, except as prohibited by the DGCL, the Amended and Restated Charter or the terms of any other series of preferred stock.

Series D Preferred Stock. Upon filing of the Amended and Restated Charter, there will be 5,000 shares of Series D Preferred Stock authorized, issued and outstanding. The terms of the Series D Preferred Stock will be identical to the terms of the Series D Preferred Stock in the Current Charter. See “Description of Current Charter—Preferred Stock—Series D Preferred Stock” above.

Business Combinations

The Amended and Restated Charter has no restrictions on our ability to enter into a Business Combination, as such term is defined in the Current Charter.

Board of Directors

The Amended and Restated Charter provides that the number of directors is determined in the manner provided in our bylaws. Although the Amended and Restated Charter does not specifically provide for a classified board of directors, as does the Current Charter, our bylaws provide that the Board be classified in a manner in which it currently exists under the Current Charter. As a result, no change in the number or classification or our Board will result. The classification of the Board could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the Company.

Stockholder Meetings

The Amended and Restated Charter does not require stockholder meetings to take place in Delaware, subject to our bylaws. Election of directors at an annual or special meeting of stockholders does not have to be by written ballot unless required by our bylaws. The Amended and Restated Charter will not require a greater vote than the vote otherwise required by law for any corporate action.

Amendment of Current Charter and Bylaws

Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Company may amend the Amended and Restated Charter in accordance with Delaware law. Our bylaws may be amended or repealed by our Board.

Limitation of Liability and Indemnification

The Amended and Restated Charter provides that we will indemnify our directors and officers to the fullest extent permitted under the DGCL. Such indemnification will be provided in connection with suits or proceedings arising by reason of the director’s or officer’s service on our Board or any of our subsidiaries or any other entity at our request. The directors and officers will be indemnified against all expense, liability and loss in respect of such proceedings where:

•	the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in the best interests of the Company;

•	in a criminal matter, the director or officer had no reasonable cause to believe that the director’s behavior was illegal; and

•	the proceeding (or part thereof) was not initiated without our consent against the Company, our subsidiaries, certain of our affiliates or agents.

The right to indemnification will include advancement of certain expenses, subject to our receipt of an undertaking and reasonable assurances that we may reasonably require that any such advances will be repaid in the event it is ultimately determined that the director or officer or former director of former officer was not entitled to such indemnification.

Each director’s and officer’s right to indemnification under the Amended and Restated Charter will not be exclusive of indemnification available to them by contract or otherwise. Additionally, the Amended and Restated Charter does not mandate the indemnification of persons other than directors or officers. However, it does expressly permit us to indemnify any other persons who are not directors or officers to the fullest extent permitted by the DGCL.

Material Differences between the Current Charter and the Amended and Restated Charter

The following is a summary of the material amendments being made to the Current Charter. This discussion is being provided for your convenience only, and does not serve as a substitute for your own review and analysis of the actual Amended and Restated Charter. We recommend that you carefully read the Amended and Restated Charter, a complete copy of which may be found attached to this Proxy Statement as Annex C.

Authorized Shares

The number of authorized shares we will be able to issue will increase from a current aggregate of 70,000,000, of which 50,000,000 are designated as Common Stock and 20,000,000 are designated as preferred stock, to an aggregate of 280,000,000, of which 250,000,000 will be designated as Common Stock and 30,000,000 will be designated as preferred stock.

Preferred Stock

The Current Charter authorizes 20,000,000 shares of preferred stock, of which 50,000 shares are designated as Series A Preferred Stock, 2,800,000 shares are designated as Series B Preferred Stock and 2,627,002 shares are designated as Series C Preferred Stock. The Amended and Restated Charter authorizes 30,000,000 shares of preferred stock, however, and except for 5,000 shares designated as Series D Preferred Stock, all the other shares of preferred stock will be initially undesignated. As a result, the authorized shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be retired. The terms of the Series D Preferred Stock in the Amended and Restated Charter are identical to the terms of the Series D Preferred Stock in the Current Charter.

Supermajority Voting Provisions

Under the Current Charter, approval of 80% of the Voting Stock is required for business combinations and to make certain amendments to the Current Charter and our bylaws. The Amended and Restated Charter eliminates Article Eighth of the Current Charter regarding business combinations will not require a greater vote than the vote otherwise required by law for any corporate action.

Indemnification of Directors

The Amended and Restated Charter enhances the Current Charter’s provisions regarding indemnification of directors and officers. The Current Charter permits us to indemnify our directors, but does not expressly require us to do so. Under the Amended and Restated Charter, we have agreed to indemnify our directors and officers to the fullest extent permitted under the DGCL, provided that certain conditions are satisfied. We will also be obligated to advance funds prior to a final determination of the director’s or officer’s eligibility for indemnification provided that the director or officer executes an undertaking obligating the director or officer to repay any amounts advanced to him or her if it is ultimately determined that the director or officer was not entitled to indemnification. The Amended and Restated Charter also permits us to indemnify other persons to the fullest extend of the law, but does not expressly require we do so.

Anti-Takeover Provisions

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the stockholder became an interested stockholder unless (with a few exceptions) the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15.0% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

Certificate of Incorporation and Bylaw Provisions

Provisions of our Amended and Restated Charter, our bylaws and contracts to which we are a party could have the effect of delaying or preventing a tender offer or takeover attempt of our Company that a stockholder might consider favorable, including attempts that might result in a premium over the prevailing market price of our stock. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management. These provisions are summarized in the following paragraphs.

Classified Board of Directors

Our Amended and Restated Charter provides that our Board will be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms. As a result, approximately one-third of the members of our Board will be elected each year and at least two annual stockholder meetings will be required, instead of one, to replace a majority of the members of our Board. This provision, when coupled with the provisions of our bylaws authorizing our Board to fill vacant directorships or increase the size of our Board, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board.

No Stockholder Ability to Call Special Meetings

Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, our President, or the Board pursuant to a resolution adopted by a majority of the Board.

Authorized but Unissued Stock

Our authorized but unissued Common Stock and preferred stock is available for our Board to issue in one or more transactions without stockholder approval and our Board has broad power to establish the rights and preferences of authorized and unissued preferred stock. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions, equity incentive plans and a stockholder rights plan. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy context, tender offer, merger or other transaction, including, without limitation, a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.

We do not have any plans, proposals or arrangements to issue any of the to-be-newly available authorized shares of Common Stock in the near future. While we are from time to time in discussions with potential acquisition targets, no such discussions have proceeded to the stage where any material terms have been determined, including whether we would issue any Common Stock in such a transaction.

Advance Notice Procedures for Stockholder Proposals

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. If, however, less than 100 days notice is given or prior public disclosure of the meeting date is given to stockholders, notice by the stockholder to be timely must be received by the Company before the 10th day following the public notice of the meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions provide our Board with advance notice of possible dissident stockholder proposals and director nominations, and provide our Board with additional time to develop a response and to ensure that all stockholders have adequate information regarding proposals and nominations. These provisions may also preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

DISSENTERS’ RIGHTS OF APPRAISAL

Pursuant to the DGCL, any stockholder that objects to the Proposals in this Proxy Statement, including, without limitation, the Amended and Restated Charter, will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of the Current Charter may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and annual reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our Commission filings are also available to the public via: (1) commercial document retrieval services; (2) the Commission’s Web site, www.sec.gov; and (3) the Company’s Web site, www.vertical.com. A copy of any public filing is also available, at no charge, by contacting Kenneth M. Clinebell at (941) 554-5000.

PLEASE READ THIS ENTIRE DOCUMENT. You should rely only on the information contained in or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

By Order of the Board,

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

March 10, 2006

ANNEX A

AUDIT COMMITTEE CHARTER

Artisoft, Inc.

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Company’s registered independent accountants and internal auditing department.

Provide an avenue of communication among the registered independent accountants, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the registered independent accountants as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the registered independent accountants, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

In addition, the Committee, or at least its Chair, should communicate with management and the registered independent accountants quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission (“SEC”).

A-1

2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and registered independent accountants of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the registered independent accountants, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the registered independent accountants together with management’s responses.

4. Review with financial management and the registered independent accountants the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the registered independent accountants in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Registered Independent Accountants

5. The registered independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the registered independent accountants or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the registered independent accountants.

7. On an annual basis, the Committee should review and discuss with the registered independent accountants all significant relationships they have with the Company that could impair the auditors’ independence.

8. Review the registered independent accountants audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the registered independent accountants. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the registered independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Audit and Legal Compliance

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal accounting and audit personnel and functions, as needed.

12. Review the appointment, performance, and replacement of the senior internal accounting and/or audit executive.

13. Review significant reports prepared by the external accounting and audit personnel and functions together with management’s response and follow-up to these reports.

14. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

A-2

ANNEX B

ARTISOFT, INC.

AMENDMENT TO 2004 STOCK OPTION PLAN

WHEREAS, the Board of Directors and shareholders of Artisoft, Inc., a Delaware corporation (the “Corporation”), has adopted resolutions amending the Company’s 2004 Stock Option Plan (as the same has been amended from time to time, the “Plan”) to increase the number of shares issuable thereunder to 10,768,865 (the “Plan Amendment”); and

WHEREAS, the Plan Amendment shall be submitted for approval by the Company’s stockholders at the next annual meeting of the Company’s stockholders;

NOW, THEREFORE, the Plan is hereby amended, effective on the twenty-first day following the distribution of a definitive information statement on Schedule 14C and filed with the Securities and Exchange Commission, as follows:

1. Section 4(a) of the Plan is hereby amended to be and read in its entirety as follows:

4(a) Number of Shares. Subject to adjustment under Section 7 of the Plan, Awards may be made under the Plan for up to 10,768,865 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”). Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (2) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of Common Stock, assuming conversion into Common Stock of all outstanding shares of the Company’s convertible preferred stock, on July 1 of the applicable year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including, without limitation, as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment as of November 18, 2005.

ARTISOFT, INC.

By:	/s/ DUNCAN PERRY
Duncan Perry Chief Financial Officer

B-1

ANNEX C

FORM OF PROPOSED

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VERTICAL COMMUNICATIONS, INC.

FIRST: The name of this corporation is Vertical Communications, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 250,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 30,000,000 shares of Preferred Stock, $1.00 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Corporation’s Board of Directors (the “Board of Directors”) with respect to any series of Preferred Stock as authorized herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Corporation’s certificate of incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Corporation’s certificate of incorporation or pursuant to the General Corporation Law.

B. PREFERRED STOCK

1. Issuance. Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law, the Corporation’s certificate of incorporation or by the terms of any series of Preferred Stock.

2. Blank Check Preferred Stock. Subject to any vote expressly required by the Corporation’s certificate of incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or

Amended and Restated Certificate of Incorporation

resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

C. SERIES D PREFERRED STOCK

Five Thousand (5,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Section” or “Sections” in this Part C of this Article FOURTH refer to sections and subsections of Part C of this Article FOURTH.

1. Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of $80.00 per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not earned or declared, shall be cumulative, shall compound annually, and shall be payable when and as declared by the Board of Directors or, if any Accruing Dividends have not been declared by the Board of Directors, upon the earliest to occur of (i) a liquidation, dissolution or winding up of the Corporation as contemplated by Section 2; (ii) in connection with the conversion of shares of Series D Preferred Stock pursuant to Section 4, Section 5 and Section 6; or (iii) a redemption as contemplated by Section 7 and Section 8. The Corporation shall not declare, pay or set aside any dividends on any other shares of capital stock of the Corporation (other than dividends on shares of Common Stock payable solely in shares of Common Stock) unless the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series D Preferred Stock and not previously paid plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or Series Determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by an amount equal to $1,000 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series D Preferred Stock) (such amount, as so adjusted from time to time, being hereinafter referred to as the “Series D Original Issue Price”).

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a) Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its

Amended and Restated Certificate of Incorporation

stockholders (on a pari passu basis with the holders of any series of Preferred Stock ranking on liquidation on a parity with the Series D Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (1) the Series D Original Issue Price plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) plus any dividends declared but unpaid thereon and (2) such amount per share as would have been payable had all shares of Series D Convertible Preferred Stock been converted into shares of Common Stock pursuant to the applicable provisions of Section 4 immediately prior to such liquidation, dissolution or winding-up. The aggregate amount which a holder of a share of Series D Preferred Stock is entitled to receive under this Section 2(a) is hereinafter referred to as the “Series D Liquidation Amount”. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series D Preferred Stock the full amount to which they shall be entitled under this Section 2(a), then the holders of shares of Series D Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock under Section 2(a) (and any other series of Preferred Stock ranking on liquidation senior to the Common Stock), the remaining assets of the Corporation available for distribution to the Corporation’s stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

(c) Deemed Liquidation Events.

(i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, unless the holders of at least a majority in interest of the Series D Preferred Stock elect otherwise by written notice given to the Corporation at least 10 days prior to the effective date of any such event (any such event, unless such an election is made, is referred to as a “Deemed Liquidation Event”):

(A) a merger or consolidation in which

(I) the Corporation is a constituent party or

(II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 2(c)(i), all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

Amended and Restated Certificate of Incorporation

(B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(C) a transaction or series of related transactions in which a person or a group of persons (as defined in Rule 13d-5(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of a majority of voting power of the voting shares of the Corporation (such an acquisition of voting control is referred to as a “Voting Change”).

(ii) The Corporation shall not have the power to effect a Deemed Liquidation Event pursuant to Section 2(c)(i)(A)(I) above unless the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2(a) and 2(b) above.

(iii) In the event of a Deemed Liquidation Event pursuant to Section 2(c)(i)(A)(II) or Section 2(c)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 30 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series D Preferred Stock no later than the 30th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series D Preferred Stock, and (B) if the holders of at least a majority of the then outstanding shares of Series D Preferred Stock so request in a written instrument delivered to the Corporation not later than 45 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors) (the “Net Proceeds”), to the extent legally available therefor, on the 45th day after such Deemed Liquidation Event (the “Liquidation Redemption Date”), to redeem all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series D Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series D Preferred Stock that is required to be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Series D Preferred Stock and any such other series of Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Section 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(iv) If, in connection with a Voting Change, the acquirer(s) in such transaction (or series of related transactions) does not pay in full the entire Series D Liquidation Amount in accordance with Section 2(a) to the holders of the Series D Preferred Stock in preference to any payments to the Corporation and/or the sellers of capital stock in such transaction (or series of related transaction), then the holders of at least a majority of the then outstanding shares of Series D Preferred Stock may cause

Amended and Restated Certificate of Incorporation

the Corporation to redeem all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the assets of the Corporation are not sufficient to redeem all outstanding shares of Series D Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series D Preferred Stock that is required to be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Series D Preferred Stock to the fullest extent of such lawfully available funds and the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Section 2(c)(iv), the Corporation shall not expend or dissipate the consideration received in connection with a Voting Change, except in the ordinary course of business.

(v) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2(c)(v) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(A) For securities not subject to investment letters or other similar restrictions on free marketability,

(1) if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty-day (30) period ending three (3) days prior to the closing of such transaction resulting in a Deemed Liquidation Event;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty-day (30) day period ending three (3) days prior to the closing of such transaction resulting in a Deemed Liquidation Event; or

(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (A) above so as to reflect the approximate fair market value thereof.

3. Voting; Certain Actions.

(a) General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series D Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Corporation’s certificate of incorporation, holders of Series D Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

Amended and Restated Certificate of Incorporation

(b) Certain Actions. For as long as at least 2,500 shares of the Series D Preferred Stock issued pursuant to that certain Securities Purchase Agreement dated on or about February 9, 2006 by and among the Corporation and the other parties thereto (as such agreement is amended and in effect from time to time, the “2006 Purchase Agreement”) are issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Corporation’s certificate of incorporation) the written consent or affirmative vote of the holders of at least a majority in interest of the then issued and outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i) (1) alter or change the rights, preferences or privileges of the Series D Preferred Stock or (2) amend, alter or repeal any provision of the certificate of incorporation or bylaws of the Corporation;

(ii) create or authorize the creation of any additional class or series of shares of stock (or any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation and any security which is a combination of debt and equity) unless the same ranks junior to the Common Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation; or issue, or agree to issue, any equity security (or any security convertible, exercisable or exchangeable for or into any equity security);

(iii) issue, or obligate itself to issue, any shares of the Corporation’s capital stock (or any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation and any security which is a combination of debt and equity), including, without limitation, shares of Series D Preferred Stock, Preferred Stock and shares of Common Stock, except (1) the issuance of shares of Common Stock in connection with the conversion of shares of Series D Preferred Stock; and (2) the issuance of the shares of Common Stock described in Section 4(d)(i)(D)(II);

(iv) change the number of shares of capital stock of the Corporation reserved for grants or issuance to employees, directors, contractors or consultants under the Corporation’s equity incentive plans;

(v) approve or engage in any transaction (or series of related transactions) for the acquisition of any other Person (other than a direct or indirect subsidiary of the Corporation) or business or all or substantially all of the assets of another Person (other than a direct or indirect subsidiary of the Corporation) (for purposes hereof, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity);

(vi) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(vii) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of capital stock of the Corporation or permit any subsidiary to do any of the foregoing except for (1) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock; (2) redemption of shares of Series D Preferred Stock contemplated by Section 2 and Section 7 hereof; (3) the dividends and/or distributions with respect to shares of Series D Preferred Stock contemplated by Sections 2, 4, 5, 6, and 7; and (4) the repurchase of shares of Common Stock from employees or consultants at the original purchase price thereof pursuant to awards granted prior to the date hereof under a stock plan approved by the Board of Directors; and

(viii) increase or decrease the number of directors constituting the size of the Board of Directors from seven (7) members.

Amended and Restated Certificate of Incorporation

4. Optional Conversion.

The holders of the Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $1.20. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a Notice of Redemption of any shares of Series D Preferred Stock pursuant to Section 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Series D Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Mechanics of Conversion.

(i) In order for a holder of Series D Preferred Stock to voluntarily convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series D Preferred Stock, or to his, her or its nominees, (1) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share and (2) a certificate or certificates for the number of shares of Common Stock determined pursuant to Section 4(c)(vi).

Amended and Restated Certificate of Incorporation

(ii) The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s certificate of incorporation. Before taking any action which would cause an adjustment reducing the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series D Conversion Price.

(iii) All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series D Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

(iv) Upon any such conversion, no adjustment to the Series D Conversion Price shall be made for any declared but unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(vi) Notwithstanding anything to the contrary set forth herein, at the time of conversion of any shares of Series D Preferred Stock into shares of Common Stock, any dividends that are payable on such shares of Series D Preferred Stock (including, without any limitation, any Accruing Dividends) shall be payable to the holder of such shares of Series D Preferred Stock in shares of Common Stock at a per share price equal to the Series D Conversion Price then in effect.

(d) Adjustments to Series D Conversion Price for Diluting Issues.

(i) Special Definitions. The following terms have the following meanings:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

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(C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Exempted Securities”):

(I) shares of Common Stock, Options or Convertible Securities issued or deemed issued as a dividend or distribution on Series D Preferred Stock;

(II) shares of Common Stock, Options or Convertible Securities issued or deemed issued as a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4(e), Section 4(f), Section 4(g) and Section 4(h) below;

(III) up to an aggregate of 7,088,006 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combinations or other similar recapitalization affecting such shares), including Options therefor, authorized under the Corporation’s various stock option plans in effect as of the Series D Original Issue Date, of which no shares of Common Stock have been issued as restricted stock as of the Series D Original Issue Date or are issuable upon the exercise of Options outstanding as of the Series D Original Issue Date and 7,088,006 shares of Common Stock are issuable to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors or a committee thereof;

(IV) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and

(V) the issuance of the Additional Warrants (as defined in the 2006 Purchase Agreement) and the shares of Common Stock issued or issuable in connection with the exercise thereof.

(ii) No Adjustment of Series D Conversion Price. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Section 4(d)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series D Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities and excluding Convertible Securities issued upon the exercise of Options) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the

Amended and Restated Certificate of Incorporation

satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time the Option is granted or the Convertible Security is issued or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series D Conversion Price pursuant to the terms of Section 4(d)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security and/or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series D Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series D Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price on the original adjustment date, or (ii) the Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities and excluding Convertible Securities issued upon the exercise of Options), the issuance of which did not result in an adjustment to the Series D Conversion Price pursuant to the terms of Section 4(d)(iv) below (either because the consideration per share (determined pursuant to Section 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series D Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 multiplied by (A + B) ÷ (A + C)

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For purposes of the foregoing formula, the following definitions shall apply:

(I) “CP2” shall mean the Series D Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(II) “CP1” shall mean the Series D Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(III) “A” shall mean the number of (i) shares of Common Stock and (ii) shares of Common Stock issuable upon conversion or exercise of Convertible Securities, in each case outstanding immediately prior to such issue of Additional Shares of Common Stock;

(IV) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of the issuance of such Additional Shares of Common Stock by CP1); and

(V) “C” shall mean the number of Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options and Convertible Securities and the conversion or exchange of such Convertible Securities.

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(vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series D Conversion Price pursuant to the terms of Section 4(d)(iv) above, and such issuance dates occur within a period of no more than 30 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series D Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series D Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series D Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price shall be adjusted pursuant to this Section 4(f) as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series D Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series D Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4(f) do not apply to such

Amended and Restated Certificate of Incorporation

dividend or distribution, then and in each such event the holders of Series D Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4(e), 4(f) or 4(g), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series D Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series D Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series D Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series D Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series D Preferred Stock.

(j) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series D Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed

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to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series D Preferred Stock and the Common Stock. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Corporation.

5. Mandatory Conversion.

(a) Upon the earlier of (A) the closing of the sale of shares of Common Stock to the public at a price of at least three (3) times the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation (“Triggering IPO”) or (B) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at a majority in interest of the then outstanding shares of Series D Preferred Stock (a “Triggering Election”) (the time of such closing of a Triggering IPO, or the date and time specified or the time of the event specified in such vote or written consent relating to a Triggering Election is referred to herein as the “Mandatory Conversion Time”), except as otherwise provided in Section 8, (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate (and any dividends that are payable on the shares of Series D Preferred Stock (including, without any limitation, any Accruing Dividends) shall be payable to the holder(s) thereof in shares of Common Stock at a per share price equal to the Series D Conversion Price then in effect) and (ii) such shares may not be reissued by the Corporation. Notwithstanding anything to the contrary set forth herein, the holders of Series D Preferred Stock that made a Triggering Election may revoke or otherwise suspend such election at any time on or before the Mandatory Conversion Time relating to such Triggering Election.

(b) All holders of record of shares of Series D Preferred Stock shall be given written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to this Section 5. In connection with a Triggering Election, the Corporation shall give such notice at least 10 days before the date and time of the Mandatory Conversion Time relating to such Triggering Election (such notice is referred to as the “Triggering Election Notice”). In connection with a Triggering IPO, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time relating to such Triggering IPO. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Series D Preferred Stock. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. At the Mandatory Conversion Time, all outstanding shares of Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate

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affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Section 5(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions of this Section 5 together with (1) cash as provided in Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and (2) an additional number of shares Common Stock determined in accordance with Section 4(c)(iv).

(c) All certificates evidencing shares of Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Time, be deemed to have been retired and cancelled and the shares of Series D Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series D Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

6. Special Conversion.

(a) If within 180 days after the Series D Original Issue Date, the Corporation consummates a Future Financing Transaction (as defined below) (the timing of such closing of such Future Financing Transaction is referred to as the “Special Conversion Time”), then all outstanding shares of Series D Preferred Stock shall automatically be deemed converted into the right to receive a number of full shares of the Future Financing Securities (as defined below) equal to the quotient of (i) the Series D Liquidation Amount (calculated as of Special Closing Time) divided by (ii) the price per share paid by the investors for the Future Financing Securities issued in such Future Financing Transaction. No fractional shares of Future Financing Securities shall be issued upon conversion of the Series D Preferred Stock pursuant to this Section 6. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the price per share of one (1) share of the Future Financing Securities sold in the Future Financing Transaction. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into shares of Future Financing Securities and the aggregate number of shares of Future Financing Securities issuable upon such conversion. All shares of Series D Preferred Stock converted pursuant to this Section 6 may not be reissued by the Corporation.

(b) The holders of Series D Preferred Stock shall, upon conversion of such shares pursuant to this Section 6, be entitled to all rights granted to any purchaser of Future Financing Securities in the Future Financing Transaction. Any conversion pursuant to this Section 6 shall be deemed for all purposes to have been effected immediately prior to consummation of the Future Financing Transaction. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance of the Future Financing Securities. All shares of Future Financing Securities deliverable upon conversion of shares of Series D Preferred Stock pursuant to this Section 6 shall be duly authorized, validly issued and fully paid and non-assessable.

(c) All holders of record of shares of Series D Preferred Stock shall be given written notice of the Special Conversion Time and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Special Conversion Time. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to

Amended and Restated Certificate of Incorporation

each record holder of Series D Preferred Stock. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Future Financing Securities to which such holder is entitled pursuant to this Section 6. At the Special Conversion Time, all outstanding shares of Series D Preferred Stock shall be deemed to have been converted into shares of the Future Financing Securities, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Future Financing Securities), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Section 6(c). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Future Financing Securities issuable on such conversion in accordance with the provisions of this Section 6 together with cash as provided in Section 6(a) in respect of any fraction of a share of Future Financing Securities otherwise issuable upon such conversion.

(d) All certificates evidencing shares of Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Special Conversion Time, be deemed to have been retired and cancelled and the shares of Series D Preferred Stock represented thereby converted into shares of Future Financing Securities for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series D Preferred Stock may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

(e) The following terms have the following meanings:

(i) “Future Financing Transaction” shall mean any financing (or series of related financings) of the Corporation (other than in connection with the Corporation’s sale of Series D Preferred Stock and warrants to purchase shares of Common Stock pursuant to the 2006 Purchase Agreement) that closes within 180 days after the Series D Original Issue Date and involves the issuance of any securities or instruments (other than debt securities with no equity feature) of the Corporation in which the aggregate gross proceeds to the Corporation equals or exceeds $10 million; and

(ii) “Future Financing Security” shall mean the class and type of any security, instrument or indebtedness (but not indebtedness with no equity feature) of the Corporation issued to investors at the closing of a Future Financing Transaction (but excluding the conversion of the shares of Series D Preferred Stock pursuant to this Section 6 and the issuance of Additional Warrants (as defined in the 2006 Purchase Agreement) pursuant to the terms of the 2006 Purchase Agreement).

7. Redemption.

(a) Redemption. Shares of Series D Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to, for each share of Series D Preferred Stock, the Series D Original Issue Price, plus all declared and unpaid dividends thereon, including, without limitation, the

Amended and Restated Certificate of Incorporation

Accrued Dividends, whether or not declared (the “Series D Redemption Price”). Shares of Series D Preferred Stock shall be redeemed in three (3) equal annual installments commencing 30 days after receipt by the Corporation at any time on or after February 9, 2009, from the holders of at least a majority of the issued and outstanding shares of Series D Preferred Stock, consenting or voting (as the case may be) as a separate class, of written notice requesting redemption of all shares of Series D Preferred Stock (the date of each such installment being referred to as a “Redemption Date”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock determined by dividing (i) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series D Preferred Stock and of any other class or series of capital stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of Series D Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(b) Redemption Notice. Not less than 15 days prior to each Redemption Date, written notice of the mandatory redemption (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of Series D Preferred Stock to be redeemed such date, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law. Each Redemption Notice shall state:

(I) the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

(II) the Redemption Date and the Series D Redemption Price;

(III) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4(a)); and

(IV) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed on such date.

(c) Surrender of Certificates, Payment. On or before the applicable Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Series D Redemption Notice, and thereupon the Series D Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date, the Series D Redemption Price payable upon redemption of the shares of Series D Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption

Amended and Restated Certificate of Incorporation

Date terminate, except only the right of the holders to receive the Series D Redemption Price without interest upon surrender of their certificate or certificates therefor.

(e) Redeemed or Otherwise Reacquired Stock. Any shares of Series D Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock following redemption.

(f) Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem within 30 days of a Redemption Date any or all of the then outstanding shares of Series D Preferred Stock entitled to be redeemed on such date in accordance with the terms and conditions of this Section 7, then interest shall accrue cumulatively on any unpaid amount at a rate of 1% per each 30-day period or portion thereof that such amounts remain outstanding up through and until such date as the Corporation satisfies its redemption obligation.

8. Special Redemption.

(a) Special Redemption. If within five (5) days after the date on which the Corporation delivers a Triggering Election Notice to the holders of Series D Preferred Stock in accordance with Section 5(b), any holder of Series D Preferred Stock delivers a written notice (a “Special Redemption Notice”) to the Corporation stating that such holder elects to have the Corporation redeem all (but not less than all) of such holder’s shares of Series D Preferred Stock (instead of such shares being converted into shares of Common Stock pursuant to Section 5) (all shares of Series D Preferred Stock subject to such notices so delivered to the Corporation are referred to as the “Special Redemption Shares”), then such shares shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to, for each such share of Series D Preferred Stock to be redeemed pursuant to this Section 8, the Series D Original Issue Price, plus all declared and unpaid dividends thereon, including, without limitation, the Accrued Dividends, whether or not declared, in each case, as of the date that is the expiration of such 5-day period (the “Special Redemption Price”). The Special Redemption Shares shall be redeemed on the date specified in the Triggering Election Notice (the date of such redemption being referred to as a “Special Redemption Date”). On the Special Redemption Date, the Corporation shall redeem all Special Redemption Shares.

(b) Surrender of Certificates, Payment. On or before the Special Redemption Date, each holder of Special Redemption Shares shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon the Special Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

(c) Rights Subsequent to Redemption. If on the Special Redemption Date, the Special Redemption Price payable upon redemption of the Special Redemption Shares paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the Special Redemption Shares so called for redemption shall not have been surrendered, dividends with respect to such Special Redemption Shares shall cease to accrue after the Special Redemption Date and all rights with respect to such shares shall forthwith after the Special Redemption Date terminate, except only the right of the holders to receive the Special Redemption Price without interest upon surrender of their certificate or certificates therefor.

(d) Redeemed or Otherwise Reacquired Stock. Any Special Redemption Shares which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of the Special Redemption Shares following redemption.

Amended and Restated Certificate of Incorporation

(e) Failure to Redeem; Effects. If the Corporation fails, for any reason or for no reason, to redeem all Special Redemption Shares on the Special Redemption Date, then the holders of the Special Redemption Shares shall sell such shares to any person(s) that the Corporation designates, and such holders and such designee(s) shall effect the purchase and sale of such Special Redemption Shares at the Special Redemption Price. If for whatever reason such purchase and sale does not occur, then, notwithstanding anything to the contrary set forth herein, the Special Redemption Shares shall not be converted pursuant to Section 5 and shall remain outstanding.

9. Waiver. Any of the rights, powers preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative consent or vote of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding.

FIFTH: Subject to any additional vote required by the Corporation’s certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

SIXTH: The management of the business and the conduct of the affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any additional vote required by the Corporation’s certificate of incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

NINTH:

A.

The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity (provided that such person’s actions subject to such Proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful), against all expense, liability and loss (including, but not limited to, reasonable out-of-pocket attorneys’ fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in respect of any settlement approved in advance by the Corporation, which approval shall not be unreasonably withheld) incurred or suffered by such director in connection with such Proceeding; provided, however, that, except as provided in Paragraph E of this Article NINTH, the Corporation shall not be obligated to indemnify any person under this Article NINTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors and was initiated by such person

Amended and Restated Certificate of Incorporation

against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

B.	The right to indemnification conferred in this Article NINTH shall be a contract right, shall continue as to a person who has ceased to be a director of the Corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the reasonable out-of-pocket fees and expenses incurred in connection with the defense or investigation of any such Proceeding in advance of its final disposition; provided, however, that the payment of such expense in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or former director, and such other reasonable assurance that the Corporation may reasonably require, that such director or former director shall repay all amounts so advanced if it shall ultimately be determined that such director or former director is not entitled to be indemnified by the Corporation.

C.	The Corporation’s obligation to indemnify and to pay reasonable out-of-pocket fees and expenses in advance of the final disposition of a Proceeding under this Article NINTH shall arise, and all rights and protections granted to directors under this Article NINTH shall vest, at the time of the occurrence of the transaction or event to which any Proceeding relates, or at the time that the action or conduct to which any Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any Proceeding is first threatened, commenced or completed.

D.	Notwithstanding any other provision of the Corporation’s certificate of incorporation or the bylaws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article NINTH or the bylaws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under Paragraphs A through G of this Article NINTH to any director or former director of the Corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

E.	If a claim for indemnification and/or for payment of reasonable out-of-pocket fees and expenses in advance of the final disposition of a Proceeding arising under this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable out-of-pocket fees and expenses of prosecuting such claim.

F.	The right to indemnification and the payment of reasonable out-of-pocket fees and expenses incurred in connection with the defense or investigation of a Proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Corporation’s certificated of incorporation, bylaws of the Corporation, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

G.	In addition to the persons specified in Paragraph A of this Article NINTH , the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

H.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Amended and Restated Certificate of Incorporation

I.	Any repeal or modification of this Article NINTH shall not adversely effect any right or protection of a director or officer of the Corporation with respect to any acts or omission of such director or officer occurring prior to such repeal or modification.

TENTH: This Corporation shall have perpetual existence.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Corporation’s certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

This Proxy for the Annual Meeting of Stockholders in 2006 is

Solicited on Behalf of the Board of Directors

ARTISOFT, INC.

The undersigned appoints William Y. Tauscher and Richard L. Anderson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock and/or Series D Convertible Preferred Stock of Artisoft, Inc. held of record by the undersigned at the close of business on Wednesday, February 22, 2006, at the Annual Meeting of Stockholders of Artisoft, Inc. to be held on April 3, 2006, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

PLEASE SIGN AND DATE BELOW

☒ Please mark your votes as in this example.

	PROPOSAL 1	PROPOSAL 1: To elect two Class I directors to serve until the Annual Meeting of Stockholders in 2008 and to elect two Class III directors to serve until the Annual Meeting of Stockholders in 2009.
☐	FOR ALL NOMINEES

WITHHOLD AUTHORITY		Class I Director Nominees	Class III Director Nominees

☐	FOR ALL NOMINEES	O Michael P. Downey	O John W. Watkins

☐	FOR ALL EXCEPT	O Francis E. Girard	O Matthew J. Rubins

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
PROPOSAL 2			PROPOSAL 2: To approve amendments to our 2004 Stock Incentive Plan, as amended, to, among other things, increase the total number of shares that may be granted under the plan from 2,000,000 shares to 10,768,865 shares
FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 3			PROPOSAL 3: To ratify the appointment of Vitale Caturano & Company Ltd. as our registered independent accountants for the fiscal year ending June 30, 2006;
FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 4			PROPOSAL 4: To approve an Amended and Restated Certificate of Incorporation to replace our current Certificate of Incorporation
FOR	AGAINST	ABSTAIN
☐	☐	☐

SIGNATURE 1:	DATE , 2006	SIGNATURE 2:	DATE , 2006

PROXY INSTRUCTIONS: When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.